As Filed with the Securities and Exchange Commission on May 19, 2017

Registration No. 333-217600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VanEck Merk Gold Trust

(Exact name of Registrant as specified in its charter)

New York	1040	46-6582016
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Hanson Place

Brooklyn, NY 11217

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Axel Merk

President and Chief Investment Officer

Merk Investments LLC, Sponsor

44 Montgomery St, #3730

San Francisco, California 94104

Telephone: (650) 323-4341

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Shoshannah D. Katz, Esq. K&L Gates LLP 1 Park Plaza, 12th Floor Irvine, CA 92614 Telephone: (949) 253-0900 Facsimile: (949) 253-0902	Stacy L. Fuller, Esq. K&L Gates LLP 1601 K Street, NW Washington, DC 20006 Telephone: (202) 778-9000 Facsimile: (202) 778-9100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
VanEck Merk Gold Shares	43,326,134	$12.34	$534,644,493.56	$--

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended, based upon the closing price of the VanEck Merk Gold Shares on May 18, 2017. The Baskets of Shares will be offered at a per VanEck Merk Gold Share price equal to the net asset value per share underlying the shares outstanding immediately prior to issuance.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with Unsold Shares (as defined below) will continue to be applied to such Unsold Shares.

Pursuant to Rule 415(a)(6) under the Securities Act, all of the securities registered hereunder are unsold VanEck Merk Gold Shares (the “Unsold Shares”) previously registered on Registration Statement No. 333-180868 filed declared effective on May 14, 2014, as subsequently amended August 17, 2015, December 14, 2015 and May 26, 2016 (as amended to date, the “Prior Registration Statement”), which shall expire effective May 14, 2017. Accordingly, the Registrant is filing this new Registration Statement for the purpose of continuing to provide the Registrant with the ability to sell VanEck Merk Gold Shares from time to time as covered by this Registration Statement. The Registrant has included in this Registration Statement the Unsold Shares registered pursuant to the Prior Registration Statement, adjusted in this pre-effective amendment to reflect those securities sold during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2017

43,326,134 VanEck Merk Gold Shares

VANECK MERK GOLD TRUST

The VanEck Merk Gold Trust (Trust) issues VanEck Merk Gold Shares (shares), which represent units of fractional undivided beneficial interest in the Trust. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through the shares and be able to take delivery of physical gold bullion (physical gold) in exchange for their shares. The Trust’s secondary objective is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively managed. Merk Investments LLC is the Trust’s sponsor; The Bank of New York Mellon is the trustee of the Trust; and JPMorgan Chase Bank, N.A. is the Trust’s custodian.

Physical gold that the Trust holds includes London Bars and, for the limited purposes described herein, other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67%.

Shares are issued by the Trust in blocks of 50,000 shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (Authorized Participants). The Trust issues and redeems Baskets on an ongoing basis at net asset value to and from Authorized Participants who have entered into a contract with the Sponsor and the Trustee. Investors who would like to take delivery of physical gold in exchange for their shares (Delivery Applicants) may submit shares to the Trust in exchange for physical gold. See “Taking Delivery of Physical Gold.”

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of gold and the trading price of the shares on NYSE Arca at the time of the offer. The shares trade on NYSE Arca under the symbol “OUNZ.” On May 18, 2017, the closing price of our shares was $12.34 per share. The market price of the shares may be different from the net asset value per share.

Investing in the shares involves significant risks. See “Risk Factors” starting on page 9.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus (Prospectus), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). However, the Trust does not and will not take advantage of any exemptions or other relief provided to emerging growth companies under the JOBS Act.

The shares are neither interests in nor obligations of either the Sponsor or the Trustee. The shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

As of May 18, 2017, there were 10,350,282 VanEck Merk Gold Shares outstanding.

The date of this Prospectus is __________, 2017.

This Prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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PROSPECTUS SUMMARY

The following is a summary of this Prospectus, and while it contains material information about the VanEck Merk Gold Trust (Trust) and the shares it issues, it does not contain or summarize all of the information about the Trust and the shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 9, and the material incorporated by reference herein before making an investment decision about the shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 67 of this Prospectus.

Overview of the Trust Structure, the Sponsor, the Trustee and the Custodian

The Trust was formed pursuant to the Depositary Trust Agreement (Trust Agreement) on May 6, 2014 under New York State law as the Merk Gold Trust. The Trust Agreement was amended effective October 26, 2015, changing the name of the Trust to Van Eck Merk Gold Trust, and subsequently on April 28, 2016, changing the name of the Trust to VanEck Merk Gold Trust. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through the shares and be able to take delivery of physical gold bullion (physical gold) in exchange for those shares. The Trust’s secondary objective is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Each share represents a fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets consist principally of gold held on the Trust’s behalf in financial institutions for safekeeping. Physical gold that the Trust holds includes London Bars and, for the limited purposes described herein, other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67% (American Gold Eagle Coins).

The sponsor of the Trust is Merk Investments LLC (Sponsor). The Sponsor is a Delaware limited liability company. The shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The VanEck Merk Gold Shares provide investors with the opportunity to access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by investing in the shares than by purchasing, holding and trading gold directly. The Trust is one of several exchange-traded products that seek to track the price of physical gold. Certain other financial products may gain exposure to physical gold through the use of derivatives that may be subject to counterparty and credit risks. The Trust does not hold or employ derivatives. Gold also is not subject to borrowing arrangements with third parties. Accordingly, the Trust’s allocated gold is not subject to counterparty or credit risks. The value of gold is reported on the Trust’s website daily. See “Business of the Trust - The Trust’s Guiding Principles.”

Shares are issued by the Trust only in blocks of 50,000 shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (Authorized Participants). See “Creation and Redemption of Shares by Authorized Participants” for requirements to qualify as an Authorized Participant. Baskets may be redeemed by the Trust in exchange for the amount of gold corresponding to their redemption value. The Trust issues and redeems Baskets on an ongoing basis at net asset value to Authorized Participants who have entered into a contract with the Sponsor and the Trustee (as described below).

Individual shares will not be redeemed by the Trust but are listed and trade on NYSE Arca under the symbol “OUNZ.”SM A Delivery Applicant may deliver shares to the Trust in exchange for physical gold after submitting to the Sponsor a qualifying document that expresses the Delivery Applicant’s non-binding intention to exchange shares for physical gold on the Share Submission Day (Delivery Application) along with the applicable processing fees. See “Taking Delivery of Physical Gold.” The number of shares to be delivered must correspond in value to the Fine Ounce content of physical gold requested. To meet its primary objective to provide investors with an opportunity to invest in gold through the shares and to be able to take delivery of physical gold in exchange for their shares, the Trust is committed to its guiding principles. See “Business of the Trust - The Trust’s Guiding Principles.”

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The material terms of the Trust are discussed in greater detail under the section “Description of the Trust.” The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (1940 Act), and is not required to register with the Securities and Exchange Commission thereunder. The Trust does not and will not hold or trade in commodities futures contracts regulated by the Commodity Exchange Act, as amended, or the CEA, as administered by the Commodity Futures Trading Commission. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading advisor in connection with the Shares. The Trust has no fixed termination date.

The Sponsor arranged for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on NYSE Arca. The Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Sponsor may remove the Trustee and appoint a successor trustee under certain circumstances. The Sponsor also has the right to direct the Trustee to appoint any new or additional custodian of the Trust’s gold that the Sponsor selects.

The Sponsor: (1) develops a marketing plan for the Trust on an ongoing basis; (2) prepares marketing materials regarding the shares; (3) maintains the Trust’s web site; (4) may engage in over-the-counter transactions with a precious metals dealer to exchange the Trust’s gold for gold of different specifications as requested by a Delivery Applicant in a Delivery Application; (5) may provide instructions for assaying gold, and other instructions relating to the custody of gold, as necessary; (6) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement); and (7) reviews Delivery Applications from Delivery Applicants who want to take delivery of physical gold for their shares and coordinates the delivery of physical gold to the Delivery Applicants.

Pursuant to a services agreement, Foreside Fund Services, LLC (Foreside) assists the Sponsor by providing training to and oversight of certain of the Sponsor’s employees concerning the preparation of marketing material and regulatory requirements for such material, reviewing such material when requested and making other educational programs available to the Sponsor’s employees. Pursuant to a marketing agent agreement, Van Eck Securities Corporation (VanEck), provides assistance in the marketing of the shares. In addition, the Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the shares, including a listing of gold held by the Trust. The internet address of the Trust’s website is www.merkgold.com. This internet address is only provided here as a convenience, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus.

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses; the Custodian’s fee; the marketing support fees and expenses (including those of Foreside and VanEck); expenses reimbursable under the Custody Agreement; the precious metals dealer’s fees and expenses reimbursable under its agreement with the Sponsor; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees; and up to $100,000 per annum in legal expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the shares, including applicable SEC registration fees. See “The Sponsor.”

The Trustee is The Bank of New York Mellon. The Trustee is responsible for the day-to-day administration of the Trust. The Trustee’s responsibilities include: (1) valuing the Trust’s gold and calculating the net asset value per share of the Trust; (2) supplying inventory information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and The Depository Trust Company (DTC), including coordinating with the Custodian the receipt of unallocated gold transferred to the Trust in connection with each issuance of Baskets; (5) cooperating with the Sponsor, the precious metals dealer and the Custodian in connection with the delivery of physical gold to Delivery Applicants in exchange for their shares; (6) issuing and allocating shares to the Sponsor in lieu of paying the fee to compensate the Sponsor (Sponsor’s Fee) in cash; (7) issuing and allocating shares to the Sponsor to reimburse cash payments owed by the Trust, but undertaken by the Sponsor; (8) selling gold pursuant to the Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor; (9) holding the Trust’s cash and other financial assets, if any; (10) when appropriate, making distributions of cash or other property to investors; and (11) receiving and reviewing reports on the custody of and transactions in gold from the Custodian and taking such other actions in connection with the custody of gold as the Sponsor instructs.

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The Custodian is JPMorgan Chase Bank, N.A. The Custodian is responsible for the safekeeping of the Trust’s allocated gold and supplying inventory information to the Trustee and the Sponsor. The Custodian also is responsible for facilitating the transfer of gold in and out of the Trust and facilitating the shipment of London Bars to Delivery Applicants. The Custodian will deposit into the Trust Unallocated Account gold received from an Authorized Participant in exchange for Baskets. The Custodian will promptly convert the deposit to allocated London Bars. At the end of each business day, the Custodian may hold no more than 430 Fine Ounces of unallocated gold, which corresponds to the maximum weight of a London Bar, in the Trust Unallocated Account.

Unless otherwise agreed between the Trustee (as instructed by the Sponsor) and the Custodian, physical gold must be held by the Custodian at its London vault premises. The Trust’s gold holdings are subject to periodic audits and, under the Custody Agreement, the Custodian has agreed to permit physical gold auditors access to its premises during normal business hours to examine the gold held for the Trust and such records as they reasonably require.

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust,” “The Trustee” and “The Custodian.”

Trust Objectives

The primary objective of the Trust is to provide investors with an opportunity to invest in gold through shares, and be able to take delivery of physical gold in exchange for their shares. The Trust’s secondary objective is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of gold.

The Trust holds London Bars and, in connection with a Delivery Applicant’s exchange of shares for physical gold, physical gold of other specifications as requested by the Sponsor. The Trust receives gold deposited by Authorized Participants in exchange for the creation of Baskets and delivers gold to Authorized Participants in exchange for Baskets surrendered to it for redemption. Upon the delivery of shares by a Delivery Applicant as described below, the Sponsor may engage in over-the-counter transactions with a precious metals dealer to exchange gold for physical gold of different specifications.

Investors may contact their broker-dealer to purchase and sell shares. An investor who would like to take delivery of physical gold for its shares is referred to as a Delivery Applicant:

●	A Delivery Applicant wishing to deliver shares of the Trust in exchange for physical gold must submit to the Sponsor a Delivery Application and payment for (1) the applicable processing fees, and (2) the applicable delivery fees to cover the cost of preparing and transporting physical gold from the Custodian or the precious metals dealer from which they were obtained to the location specified by the Delivery Applicant in the Delivery Application. The number of shares to be delivered must (i) correspond to at least one Fine Ounce of gold and (ii) have a minimum dollar value in an amount that is specified by the Sponsor from time to time on the Trust’s website. Taking delivery of physical gold is subject to guidelines intended to minimize the amount of cash that will be distributed with physical gold. The Delivery Application is not binding until shares are delivered to the Trust.

●	Upon pre-approval of the Delivery Application by the Sponsor, a Delivery Applicant shall instruct its broker dealer to submit the Delivery Application and transfer shares to the Trustee; the submission and transfer by the broker-dealer will be a binding and irrevocable request to take delivery of physical gold in exchange for shares based on instructions in the Delivery Application (Share Submission).

●	Once the Trustee has received a Delivery Applicant’s Share Submission, a number of Fine Ounces of physical gold not exceeding the Fine Ounces represented by the shares surrendered will be delivered to the Delivery Applicant based on instructions in the Delivery Application. To the extent a Delivery Application specifies London Bars, physical gold will be delivered by the Custodian; to the extent the Delivery Application specifies physical gold other than London Bars, if available, gold held by the Trust will be exchanged with the help of a precious metals dealer and delivered to the Delivery Applicant. The Delivery Application process is designed to keep the Fine Ounces represented by the Share Submission as close as possible to the Fine Ounces of the gold delivered. Any excess Fine Ounces included in the Share Submission will be sold by the Custodian and the Trustee will deliver proceeds to DTC with instructions to credit the Delivery Applicant’s brokerage account.

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The shares are intended to constitute a cost-efficient mechanism for investors to make an investment in gold. Although the shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. The shares are:

●	Listed and trade on NYSE Arca like other exchange-traded securities under the symbol “OUNZ.”

●	Easily accessible to investors through traditional brokerage accounts.

●	Backed by allocated gold held by the Custodian and no more than 430 Fine Ounces of unallocated gold held with the Custodian. The shares differ from other financial products that gain exposure to gold in that other financial products may use derivatives to gain exposure to the price of gold.

●	Cost efficient because the expenses involved in an investment in physical gold are dispersed among all investors in the shares.

Structure of the Trust

The following chart shows the relationship of the Trust and other parties following the closing of this offering.

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Summary Risk Factors

An investment in the Trust involves significant risks and uncertainties described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks include:

●	fluctuations in the value of shares based upon the price of the gold held by the Trust, which could create the potential for losses, regardless of the period of time that shares are held;

●	substantial sales of gold by central banks, governmental agencies and multi-lateral institutions, which could adversely affect an investment in the shares;

●	the fact that the Trust does not actively trade gold to take advantage of short-term market fluctuations in the price of gold;

●	the fact that each sale of gold by the Trust will be a taxable event for investors;

●	the fact that any gain recognized by a U.S. investor who or that is an individual, estate or trust attributable to a sale or exchange of shares held for more than one year, or attributable to the Trust’s sale of any gold that the investor is treated (through his, her or its ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains such an investor recognizes; and

●	counterparty risks associated with the Trust’s transactions with precious metals dealers to exchange the Trust’s gold for physical gold of different specifications.

Principal Offices

The offices of the Trust and the Trustee are located at 2 Hanson Place, Brooklyn, New York 11217. The Sponsor is located at 44 Montgomery Street, Suite 3730, San Francisco, California 94104 with a mailing address of 555 Bryant Street #455, Palo Alto, California 94301, and its telephone number is (650) 323-4341. The Custodian is located at 1 Chase Manhattan Plaza, New York, New York 10005.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act, and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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THE OFFERING

Offering	The shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held at the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or exchanged for distribution to a Delivery Applicant in connection with a Delivery Application or (3) sold to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust-Trust Expenses.”

NYSE Arca symbol	“OUNZ”

CUSIP	921078 101 (effective October 26, 2015)

Creation and Redemption Authorized Participants

The Trust receives gold deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to 50,000 shares. Conversely, the Trust delivers gold in exchange for Baskets surrendered to it for redemption by Authorized Participants or shares delivered by Delivery Applicants as described below. The Trust issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of gold determined by the Trustee on each day that NYSE Arca is open for regular trading based on the combined net asset value of the shares included in the Baskets being created or redeemed. No shares are issued unless the Custodian confirms that the Trust has been allocated the corresponding amount of gold. The Custodian must allocate physical gold to the Trust such that, at the end of each business day, the Custodian shall hold on behalf of the Trust no more than 430 Fine Ounces of gold on an unallocated basis.

The initial amount of gold required for deposit with the Trust to create shares for the period beginning with the formation of the Trust and ending on the first day of trading of the shares on the NYSE Arca was 500 Fine Ounces of gold per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares by Authorized Participants” for more details.

Taking Delivery of Physical Gold - Investors	Investors may contact their broker-dealer to purchase and sell shares. An investor who would like to take delivery of physical gold in exchange for shares (a Delivery Applicant) may submit shares to the Trust in exchange for physical gold. The number of shares to be delivered must (1) correspond to at least one Fine Ounce of gold and (2) have a minimum dollar value in an amount that is specified by the Sponsor from time to time on the Trust’s website. Delivery Applicants may be entitled to physical gold approximately equal to the Fine Ounces of gold represented by the shares on the day the shares are submitted to the Trustee (Share Submission Day), which is any business day the NYSE Arca is open for trading.

●	Delivery Applicants interested in exchanging shares for physical gold may submit a Delivery Application to the Sponsor along with the Processing Fee.

●	Upon receiving pre-approval from the Sponsor, the Delivery Applicant instructs his or her broker to submit the Delivery Application and transfer the shares to the Trustee according to the instructions in the Delivery Application.

●	Once the Trustee has accepted a Delivery Applicant’s Share Submission, physical gold will be delivered by the Custodian or acquired by the precious metals dealer and forwarded to the Delivery Applicant according to the information provided in the Delivery Application. For physical gold other than London Bars, the Sponsor will arrange with the precious metals dealer for the gold held by the Trust to be exchanged for the requested form of physical gold.

The Processing Fees charged to a Delivery Applicant are comprised of fees charged by the Sponsor (Exchange Fee) and for the transfer of physical gold (Delivery Fee). As of May 19, 2014, the Exchange Fee is a flat fee per ounce of the gold represented by the shares submitted on the Share Submission Day, subject to minimum fees, as follows:

Type of Gold	Fee per Ounce	Minimum fee	Purity
London bars	$32	$0	95.00–99.99%
10oz Australian bars	$25	$1,000	99.99%
1oz Australian bars	$30	$1,200	99.99%
1oz Australian Kangaroos	$40	$1,600	99.99%
1oz Canadian Maples	$42	$1,600	99.99%
1oz American Gold Eagles	$60	$2,500	91.67%
1oz American Buffalos	$60	$2,500	99.99%

The Delivery Fee for the transfer of physical gold is the fee charged to deliver physical gold to the Delivery Applicant. No Delivery Fee is charged for the delivery of physical gold to destinations in the lower 48 States. In addition, the Trust does not anticipate sales taxes applying to the procurement of gold for Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.

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All fees are subject to change upon notice and the Sponsor may waive or reduce applicable Processing Fees from time to time. In addition, the Sponsor may change the Exchange Fee with notice as published on the Trust’s website. The Processing Fees must be wired by the Delivery Applicant at the time the Delivery Application is submitted to the Sponsor; the fee is fully reimbursable until the Delivery Applicant submits his or her shares to the Trustee.

See “Taking Delivery of Physical Gold” for more details.

Net Asset Value	The Trustee determines the net asset value of the Trust on each day that NYSE Arca is open for regular trading, as promptly as practical after 4:00 PM New York time. The net asset value of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s net asset value, the Trustee values the gold held by the Trust based on the afternoon session of the twice daily fix of the price of a Fine Ounce of gold which starts at 3:00 PM London, England time and is performed in London by ICE Benchmark Administration as an independent third-party administrator for the London Bullion Market Association (the LBMA PM Gold Price). The Trustee also determines the net asset value per share. If on a day when the Trust’s net asset value is being calculated the LBMA PM Gold Price for that day is not available, the Trustee will value the gold held by the Trust based on that day’s morning session of the twice daily fix of the price of a Fine Ounce of gold, which starts at 10:30 AM London, England time and is performed in London by the ICE Benchmark Administration as an independent third-party administrator for the London Bullion Market Association (the LBMA AM Gold Price). If no fix is available for the day, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different publicly available price which the Sponsor determines to fairly represent the commercial value of the Trust’s gold. See “Description of the Trust-Valuation of Gold and Computation of Net Asset Value.”

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee of 0.40% of the net asset value of the Trust. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur.

The Sponsor’s Fee will accrue daily based on the prior business day’s net asset value and will be payable in shares of the Trust on a monthly basis in arrears. Paying the Sponsor’s Fee in shares of the Trust, rather than cash, eliminates the need for the Trust to sell gold to raise cash to pay the Sponsor’s Fee. From time to time, the Sponsor may waive all or a portion of the Sponsor’s Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. See “Description of the Trust-Trust Expenses.”

Tax Considerations	An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. Consequently, the sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses - and although it is not entirely free from doubt, the issuance of shares to the Sponsor as remuneration for its services and/or reimbursement of the Trust’s expenses and/or liabilities - will be a taxable event for investors. It is expected that, if a Delivery Applicant submits some or all of its shares to the Trust to take delivery of the underlying physical gold represented by those shares, the exchange will generally not be a taxable event for the Delivery Applicant. See “Federal Income Tax Consequences-Taxation of U.S. Investors” and “ERISA and Related Considerations.”

Suspension of Issuance, Transfers, Redemptions and Taking Delivery	The Sponsor may suspend the delivery or registration of transfers of shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason, including if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate gold to the Trust’s allocated gold account. Redemptions by Authorized Participants and delivery of shares by Delivery Applicants may and, on the direction of the Sponsor, shall, be generally suspended or particularly rejected by the Trustee (1) during any period in which regular trading on NYSE Arca is suspended or restricted, or the Exchange is closed, or (2) during an emergency as a result of which delivery, disposal or evaluation of gold is not reasonably practicable or (3) with respect to the delivery of shares by a Delivery Applicant only, if such action is deemed advisable or necessary by the Sponsor for any reason. See “Creation and Redemption of Shares by Authorized Participants - Creation Procedures - Authorized Participants - Rejection of purchase orders” and “Creation and Redemption of Shares by Authorized Participants - Redemption Procedures - Authorized Participants - Suspension or rejection of redemption orders.” The Trustee shall reject the delivery of shares by the Delivery Applicant (1) if the number of shares delivered does not correspond to the number of shares specified in the pre-approved Delivery Application, (2) if the delivered shares are not accompanied by proper instructions and by a pre-approved Delivery Application or (3) the number of Fine Ounces represented by the delivered shares is less than the Fine Ounces to be delivered as specified in the Delivery Application. The Sponsor may decline to approve the Delivery Application for any reason, including if physical gold specified in the Delivery Application is not expected to be available on the Share Submission Day, including any applicable grace period. In addition, the delivery of physical gold shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations relating to the process of Delivery Applicants taking delivery of physical gold.

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Termination Events	The Trustee will terminate and liquidate the Trust if any of the following events occurs:

	●	the Trustee is notified that the shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

	●	Investors acting in respect of at least 75% of the outstanding shares notify the Trustee that they elect to terminate the Trust;

●	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of that determination;

●	the Commodity Futures Trading Commission (CFTC) determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended (Commodity Exchange Act), and the Trustee has actual knowledge of that determination;

●	the aggregate market capitalization of the Trust, based on the closing price for the shares, is less than $350 million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time more than 18 months after the Trust’s formation, and the Trustee receives, within six months after the last trading date on which such capitalization (as so based) was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable; or

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the shares, and the Sponsor has not identified another depository that is willing to act in such capacity.

If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties required to be undertaken or performed by it, and such failure or incapacity is not cured, or if the Sponsor is adjudged bankrupt or insolvent, or similar circumstances involving receivership or if a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs, the Sponsor shall be deemed to have resigned, in which case the Trustee may, among other actions, terminate and liquidate the Trust.

For 60 days following the termination of the Trust, the Trust will continue to redeem Baskets tendered by Authorized Participants. Thereafter, the Trustee will sell gold and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to investors surrendering shares. See “Description of the Trust - Termination of the Trust.”

Authorized Participants

Authorized Participants may create and redeem Baskets.

Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; (3) have entered into an agreement with the Trustee and the Sponsor (the Authorized Participant Agreement); and (4) have established a gold unallocated account with the Custodian or with another LBMA-approved gold-clearing bank. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of unallocated gold to the Trust in connection with creations and the delivery of unallocated gold to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor.

Clearance and settlement	The shares are issued in book-entry form only. The shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. Transactions in shares clear through the facilities of DTC. Investors may hold their shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

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RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

The Value of Your Shares is Directly Related to the Price of Gold

The value of your shares fluctuates based upon the price of the gold held by the Trust. Fluctuations in the price of gold could materially adversely affect your investment in the shares. This creates the potential for losses, regardless of the period of time that you hold the shares.

The shares are intended to track the performance of the price of gold. The value of the shares relates directly to the value of the gold owned by the Trust. Therefore, the value of the shares will fluctuate with the price of gold. The price of gold has fluctuated widely over the past several years. This exposes your investment in shares to potential losses. Several factors may affect the price of gold and, as a result, the value of the shares, including the following:

●	Global supply and demand, which is influenced by factors including: (1) forward selling by gold producers; (2) purchases made by gold producers to unwind gold hedge positions; (3) central bank purchases and sales; (4) production and cost levels in major gold-producing countries; and (5) new production projects;

●	Investors’ expectations regarding future inflation rates;

●	Currency exchange rate volatility;

●	Interest rate volatility; and

●	Unexpected political, economic, global or regional incidents.

Investors should be advised that there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the shares to decline proportionately.

There is No Guarantee that the High Trading Price of Gold Will be Sustained

The international gold market has experienced historically high trading prices in recent years. Because there can be no assurance that this historically high trading price of gold will be sustained, there could be significant decreases in the value of net assets and the net asset value of the Trust.

Prices in the international gold market have reached historically high levels in recent years. The price of physical gold going forward and, in turn, the future value of net assets of the Trust, may be dependent upon factors that include global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these, or other factors may lead to a decrease in gold bullion currency trading prices. A decline in prices of gold would decrease the value of net assets and the net asset value of the Trust.

Governmental Actions May Affect the Price of Gold

Future governmental decisions may have significant impact on the price of gold, which may result in a significant decrease or increase in the value of the net assets and the net asset value of the Trust.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the net asset value of the Trust.

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Sales of Gold in the Market Could Adversely Affect the Shares

Substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the shares.

Central banks, other governmental agencies and multi-lateral institutions buy, sell and hold gold as part of their reserve assets. This market sector holds a significant amount of gold, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. Several central banks and multi-lateral institutions have sold portions of their gold reserves in recent years, with the result being that this sector, taken as a whole, has been a net supplier of gold to the open market. In the event that future economic, political or social conditions or pressures require members of this sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline which may adversely affect an investment in the shares.

An Investment in the Trust may be More Volatile than an Investment in a Diversified Portfolio

Because the Trust invests only in gold, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust invests only in gold. As a result, the Trust’s holding are not diversified. Accordingly, the Trust’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. The price of gold can be volatile because gold is comparatively less liquid than other commodities. Fluctuations in the price of gold are expected to have a direct impact on the value of the shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the objectives and strategy and redemption provisions of the Trust, as discussed herein and familiarize themselves with the risks associated with an investment in the Trust.

The Shares May Trade at a Discount or a Premium

Trust shares may trade at net asset value or at a price that is above or below net asset value. Any discount or premium in the trading price relative to the net asset value per share may widen as a result of the different trading hours of NYSE Arca and other exchanges.

Trust shares may trade at, above or below the net asset value per share. The net asset value per share will fluctuate with changes in the market value of the gold owned by the Trust. The trading price of the shares will fluctuate with changes in the net asset value per share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the net asset value per share may be influenced by non-concurrent trading hours between the NYSE Arca and major gold markets. While the shares will trade on the NYSE Arca until 4:00 PM New York time, liquidity in the market for gold may be reduced after the close of the major world gold markets, including London. As a result, during this time, trading spreads and the resulting discount or premium on the shares may widen.

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There May Not be an Active Trading Market for the Shares

The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares.

Prior to the initiation of the Trust’s initial offering of shares in May 2014, there was no market for the shares. Although shares are listed for trading on and currently trade on the NYSE Arca, there can be no assurance that the Trust will maintain an active trading market for the shares. If the Trust is unable to maintain an active public market for the shares, the market prices and liquidity of the shares may be adversely affected. If you need to sell your shares at a time when no active market for them exists, the absence of an active market will most likely adversely affect the price you receive for your shares (assuming you are able to sell them).

The Trust is Not Actively Managed

The Trust does not actively trade gold to take advantage of short-term market fluctuations in the price of gold. An investment in the Trust will yield long-term gains only if the value of gold increases over time.

The Trust does not actively manage the gold it holds. This means that the Trust does not sell gold at times when its price is high, or acquire gold at low prices in the expectation of future price increases. It also means that the Trust does not make use of any of the hedging techniques available to professional gold investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of your shares.

Limited Operating History

Because the Sponsor and its management have a limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has a limited history of operating investment vehicles like the Trust. The Sponsor’s past performance in connection with the management of other investment vehicles is not indicative of the Sponsor’s ability to manage the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle like the Trust, the Trust’s operations may be adversely affected.

The Trust May Suspend Redemptions of Baskets by Authorized Participants. Which Could Affect the Market Price of the Shares

There may be situations where the Trust suspends redemptions of Baskets by Authorized Participants. To the extent the value of gold declines, these delays may result in a decrease in the value of the gold received upon redemption by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although shares are redeemable by Authorized Participants in exchange for the underlying amount of gold, redemptions by Authorized Participants may be suspended during any period while regular trading on NYSE Arca is suspended or restricted, or in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold. If any of these events occurs at the time of a redemption by an Authorized Participant, and the price of gold decreases before the redemption occurs, an Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the gold received from the Trust upon the redemption of its shares, had the redemption taken place when it was originally intended to occur. As a consequence, Authorized Participants may reduce their trading in shares during periods of suspension, decreasing the number of potential buyers of shares in the secondary market and the price an investor may receive upon sale.

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The Trust May Suspend or Reject the Surrender of Shares for Physical Gold. Which Could Affect the Market Price of the Shares

There may be situations where the Trust suspends or rejects the surrender of shares for physical gold. To the extent the value of gold declines, these delays may result in a decrease in the value of the physical gold received by a Delivery Applicant, as well as a reduction in liquidity for all investors in the secondary market.

The surrender of shares for physical gold may be suspended or rejected by the Trust during any period while regular trading on NYSE Arca is suspended or restricted, in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold, or, with respect to the surrender of shares by a Delivery Applicant only, as deemed necessary or advisable by the Sponsor. In addition, the Trustee shall reject the delivery of shares by the Delivery Applicant (1) if the number of shares delivered does not correspond to the number of shares specified in the pre-approved Delivery Application, (2) if the delivered shares are not accompanied by proper instructions or by a pre-approved Delivery Application or (3) the number of Fine Ounces represented by the delivered shares is less than the Fine Ounces to be delivered specified in the Delivery Application. Additionally, the Sponsor may decline to approve a Delivery Application for any reason. The delivery of physical gold shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations relating to the process of Delivery Applicants taking delivery of physical gold. If any of these events occurs at the time that a Delivery Application has been received, and the price of gold decreases before the Delivery Application is processed, a Delivery Applicant will sustain a loss with respect to the amount of physical gold that it would have been able to obtain from the Trust in connection with the surrender of the Delivery Applicant’s shares, had the surrender taken place when it was originally intended to occur. In addition, there may be a reduction in the trading of shares during periods of suspension, decreasing the number of potential buyers of shares in the secondary market and the price an investor may receive upon sale.

The Withdrawal of an Authorized Participant and Substantial Redemptions by Authorized Participants May affect the Liquidity of the Shares

The liquidity of the shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of shares or one or more Authorized Participants with a substantial interest in the shares withdraws from participation, the liquidity of the shares will likely decrease which could adversely affect the market price of the shares and result in your incurring a loss on your investment.

Competition From Other Methods of Investing in Gold

An investment in the shares may be adversely affected by competition from other methods of investing in gold.

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for and reduce the liquidity of the shares.

Other Investment Vehicles May Cause a Decline in the Price of Gold

The price of gold may be affected by the sale of ETVs tracking gold markets, which could negatively affect gold prices and the price and net asset value of the shares.

To the extent existing exchange traded vehicles (ETVs) tracking gold markets represent a significant proportion of demand for gold, large redemptions of the securities of these ETVs could negatively affect gold prices and the price and net asset value of the shares.

Financial Crises May Result in a Decline in the Price of Gold

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the shares.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect an investment in the shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of gold largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the shares.

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Factors that May Cause a Decline in the Price of Gold

Several factors may have the effect of causing a decline in the prices of gold and a corresponding decline in the price of shares, including:

●	A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the shares.

●	A significant change in the attitude of speculators and investors towards gold. Should the speculative community take a negative view towards gold, it could cause a decline in world gold prices, negatively impacting the price of the shares.

●	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold which, in turn, could negatively affect the price of the shares.

●	A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the shares would be similarly affected.

Loss of or Damage to the Trust’s Gold

Gold owned by the Trust may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s gold could be lost, damaged or stolen. Access to the Trust’s gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the shares.

The Trust does not insure gold held by the Custodian or delivered by the precious metals dealer. Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust will need to rely on insurance carried by applicable third parties, if any, or on such third party’s ability to satisfy any claims against it. If the Trust’s gold is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian, the precious metals dealer, or other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Moreover, losses due to nuclear accidents, terrorism, riots, acts of God, insurrections, strikes and similar causes beyond the control of the Custodian and for which the Custodian would not be liable may be sustained by the Trust.

Any loss of gold owned by the Trust will result in a corresponding loss in the net asset value and it is reasonable to expect that such loss will also result in a decrease in the value at which the shares are traded on NYSE Arca.

Recovery for Damage to the Trust’s Gold May Be Limited

In the event the Trust’s gold is lost, damaged, stolen or destroyed, recovery may be limited to the market value of the gold at the time the loss is discovered, which may negatively affect the value of net assets of the Trust.

If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust’s gold held by the Custodian or delivered by the precious metals dealer, and such loss is found to be the fault of the Custodian or the precious metals dealer, the Trust may not be able to recover more than the market value of the gold at the time the loss is discovered. If the market value of gold increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases gold to replace the losses, less gold will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.

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The Trust’s Service Providers May Not Carry Adequate Insurance

The service providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust, which could adversely affect the value of net assets of the Trust.

The Trustee, the Custodian, precious metals dealers and other service providers engaged by the Trust maintain such insurance as they deem adequate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Trust’s assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust. Accordingly, the Trust will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements.

Operational Problems May Cause a Decline in the Trading Price of the Shares

The value of the shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the shares that could have a material adverse effect on an investment in the shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

A Share Submission is Irrevocable

An investor’s instruction to a broker-dealer to transfer shares to the Trust in a Share Submission cannot be changed.

A Delivery Applicant wishing to deliver shares of the Trust in exchange for physical gold must submit to the Sponsor a Delivery Application and the Processing Fees through its broker-dealer. The Delivery Application is not binding until shares are delivered to the Trust. Upon pre-approval of the Delivery Application by the Sponsor, the Sponsor will send a copy of the pre-approved Delivery Application to the Trustee.

A Delivery Applicant shall instruct its broker-dealer to transfer shares to the Trustee; the submission and transfer by the broker-dealer will be a binding and irrevocable Share Submission in accordance with the details specified on the pre-approved Delivery Application. Once the Trustee has received a Delivery Applicant’s Share Submission and, if the Delivery Applicant has requested physical gold other than London Bars, once the Trustee has received a confirmation certified by the Sponsor that an over-the-counter transaction between the Sponsor and the precious metals dealer has been entered into providing for the exchange of physical gold held by the Trust for physical gold specified by the Delivery Applicant, physical gold will be selected or acquired by the Custodian or the precious metals dealer and then released from the Trust for delivery to the Delivery Applicant according with the instructions in the Delivery Application. Once the shares have been submitted, a Share Submission may no longer be revoked by the Delivery Applicant under any circumstances, though the Share Submission may be rejected by the Trustee or the Sponsor under certain circumstances. See “Taking Delivery of Physical Gold.”

Delivery of Physical Gold to Delivery Applicants Taking Delivery of Physical Gold for their Shares May Take Considerable Time

The Custodian or a precious metals dealer will deliver physical gold to Delivery Applicants in exchange for their shares. A delay in the delivery of physical gold to Delivery Applicants could result in losses if the price of gold declines.

The Custodian or a precious metals dealer will arrange for the delivery of physical gold to Delivery Applicants in exchange for their shares. After a Delivery Applicant irrevocably submits shares to exchange for physical gold, either the Trustee will instruct the Custodian to deliver physical gold to the Delivery Applicant or, if the Delivery Applicant requests physical gold other than London Bars, the Sponsor will enter into an over-the-counter transaction on the business day following the Share Submission Day with a precious metals dealer to exchange physical gold the Trust holds for physical gold specified by the Delivery Applicant. Because delivery time depends on many factors, including the types of physical gold requested and the delivery method chosen, considerable time may elapse by the time Delivery Applicants receive their physical gold. Further, because shipments of physical gold may be broken down in to multiple smaller shipments, it may take additional time for the Delivery Applicant to receive all of the requested physical gold. See “Taking Delivery of Physical Gold.” A delay in the delivery of physical gold to Delivery Applicants could result in losses if the price of gold declines.

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Suspension or Rejection of the Surrender of Shares

If the Trust suspends or rejects a surrender of shares for gold, a shareholder may have no alternative but to sell shares on the open market and thus incur brokerage costs and be subject to potential tax consequences.

If the Trust suspends the surrender of shares, or rejects the delivery of shares under a Delivery Application, a shareholder who wishes to redeem shares may have no alternative but to sell shares on the open market. Such a sale of shares will involve brokerage costs and may result in tax consequences to the shareholder.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who or That Are Individuals. Estates or Trusts

If a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next two paragraphs as an “individual”) sells or exchanges shares held for more than a year, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Gains recognized by an individual from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize (a maximum of 15% for a single individual with taxable income not exceeding $418,400 ($470,700 for married individuals filing jointly) and 20% for individuals with taxable income exceeding those respective amounts, which apply for 2017 and will be adjusted for inflation annually thereafter).

For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. investor attributable to a sale or exchange of shares held for more than one year, or attributable to the Trust’s sale of any gold that the investor is treated (through ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

The Trust has received a private letter ruling from the IRS that (1) the acquisition of shares by the trustee or custodian of an individual retirement account (IRA) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) (Tax-Qualified Account) will not constitute the acquisition of a collectible and (2) an IRA or such an account that owns shares will not be treated as having made a distribution to the IRA owner or plan participant under Code section 408(m) solely by virtue of owning those shares. If a redemption of shares results in the delivery of gold to an IRA or Tax-Qualified Account, however, that delivery would constitute the acquisition of a collectible to the extent provided under that section. See “Federal Income Tax Consequences.”

The Creation and Redemption Process May Result in a Decline in the Price of Shares

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the shares closely linked to the price of gold may not exist and, as a result, the price of the shares may fall.

If the processes of creation and redemption of shares by Authorized Participants (which depend on timely transfers of gold to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the price of the underlying gold may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the shares may decline and the price of the shares may fluctuate independently of the price of gold and may fall.

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A Delivery Applicant Bears the Risk of Loss in Connection with the Delivery of Physical Gold

A Delivery Applicant that suffers loss of, or damage to, its physical gold during delivery will not be able to claim damages from the Trust, the Trustee, the Custodian, the precious metals dealer from which physical gold was obtained or the Sponsor.

Upon the release of physical gold from the Trust for forwarding to the Delivery Applicant, the Delivery Applicant’s physical gold will be transported by either a conventional shipping carrier such as the U.S. Postal Service, Federal Express or United Parcel Service, or an armored transportation service engaged by or on behalf of the investor (Delivery Service Provider). Because ownership of physical gold will transfer to the Delivery Applicant at the time the Custodian or the precious metals dealer from which they were obtained surrenders physical gold to the Delivery Service Provider, the Delivery Applicant will bear the risk of loss from the time the Delivery Service Provider assumes possession of physical gold on the Delivery Applicant’s behalf. In the event of any loss or damage in connection with the delivery of physical gold after such time, the Delivery Applicant will have no claim against the Trust, the Trustee, the Custodian, such precious metals dealer or the Sponsor but may have a claim against the Delivery Service Provider.

In addition, upon receipt of physical gold, the Delivery Applicant will have five business days, or such shorter or longer period as may be specified in the Delivery Application from time to time, following the receipt of the physical gold to notify the Sponsor in writing of any complaints or objections concerning the shipment, delivery or receipt of the physical gold. In the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the physical gold in full satisfaction of the physical gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the physical gold received by the Delivery Applicant.

Risks of Transactions with Precious Metals Dealers

Counterparty risks associated with the Trust’s transactions with precious metals dealers to exchange the Trust’s gold for physical gold of different specifications may expose the Trust to potential quantity and quality deficiencies and to situations where the Trust is not able to exchange gold for physical gold.

If a Delivery Applicant requests physical gold in a form other than London Bars, the Trust will enter into an over-the-counter transaction with a precious metals dealer pursuant to which the type of physical gold requested by a Delivery Applicant will be acquired by the Trust from the precious metals dealer and the precious metals dealer will be instructed to deliver the requested physical gold to the Delivery Applicant. However, there is no assurance that physical gold acquired by the Trust from the precious metals dealer will meet the quantity and quality requirements of the requested over-the-counter transaction. The precious metals dealer is responsible to the Trust for any deficiency in the amount or quality of physical gold under a Transaction and Shipping Agreement between the Sponsor and the precious metals dealer. In addition, the Trust may enter into exchange transactions with only one or a limited number of precious metals dealers, which may increase the Trust’s exposure to counterparty risk. Further, there is a risk that no suitable precious metals dealers will be willing to enter into, or continue to enter into, transactions with the Trust, and, as a result, the Trust may not be able to exchange London Bars for physical gold of different specifications.

Default of a Precious Metals Dealer

The Trust will bear the risk of loss of the amount expected to be received in an exchange of gold in the event of the default or bankruptcy of a precious metals dealer.

Although the Sponsor is responsible for selecting the precious metals dealer and ensuring the agreement by which the precious metals dealer is engaged includes appropriate representations, warranties and covenants of the precious metals dealer regarding completion of the over-the-counter transactions by which the Trust’s gold is exchanged for the physical gold requested by the Delivery Applicant, the Sponsor is not responsible for the default or misconduct of the precious metals dealer, provided the Sponsor exercises reasonable care in selecting the precious metals dealer. Under the terms of the Sponsor’s engagement of the precious metals dealer, the precious metals dealer is responsible to the Trust for any deficiency in the amount or quality of physical gold it is to provide to the Trust. Accordingly, the Trust will bear the risk in connection with any loss resulting from the insolvency or any misconduct of a precious metals dealer. Physical gold that is to be exchanged for different specifications to meet delivery requests from Delivery Applicants will be converted into unallocated gold and deposited into the precious metals dealer’s unallocated gold account with the Custodian and, until the time that the physical gold to be delivered to a Delivery Applicant is surrendered to the Delivery Service Provider, the Trust may bear some risk of loss to such physical gold held on the Trust’s behalf. During those times, the Trust will have no proprietary rights to any specific bars of gold held by the precious metals dealer, may not have possession of the physical gold held on its behalf by the precious metals dealer and will be an unsecured creditor of a precious metals dealer. In the event the precious metals dealer becomes insolvent or a claim of misconduct is made against the precious metals dealer, the precious metals dealer’s assets might not be adequate to satisfy a claim by the Trust.

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A Failure by a Precious Metals Dealer to Exercise Due Care with Respect to the Trust’s Gold Could Result in a Loss to the Trust

For deliveries of gold other than London Bars to Delivery Applicants, the Trust will rely on a precious metals dealer to exchange the Trust’s gold for American Gold Eagle Coins or another form of physical gold and to deliver physical gold to the Delivery Applicant pursuant to the Delivery Application. As a result, a failure by the precious metals dealer to exercise due care in the exchange and delivery of the Trust’s gold could result in a loss to the Trust.

The Trust is reliant on a precious metals dealer to exchange the Trust’s gold to American Gold Eagle Coins or another form of physical gold in the amount and of the quality specified by the Sponsor in each over-the-counter transaction, and certified by the Sponsor to the Trustee in a confirmation thereof, and to deliver physical gold to the Delivery Applicant pursuant to the instructions in the Delivery Application. Under the Transaction and Shipping Agreement, the precious metals dealer is responsible to the Trust for any deficiency in the amount or quality of physical gold. Although the Transaction and Shipping Agreement requires the precious metals dealer to maintain insurance to protect the Trust in the event of a loss associated with physical gold, the Trust has no input regarding the amount, validity or adequacy of such insurance. Any failure by the precious metals dealer to exercise due care with respect to the exchange and delivery of physical gold may not be detectable or controllable by the Sponsor or the Trustee and, assuming the Delivery Applicant seeks recourse against the Trust, could result in a loss to the Trust.

The Trust’s Ability to Recover Losses from a Precious Metals Dealer may be Limited

The limited liability of a precious metals dealer under the Transaction and Shipping Agreement with the Sponsor and New York State law may impair the ability of the Trust to recover losses concerning its gold and any recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

The liability of the precious metals dealer is limited under the Transaction and Shipping Agreement. Under the Transaction and Shipping Agreement, the precious metals dealer shall exercise the same degree of care and diligence in safeguarding the Trust’s gold as any reasonably prudent person acting as a custodian would exercise in the same circumstances and is liable for losses associated with the failure of physical gold to be in the amount and of the quality specified by the Sponsor in an over-the-counter transaction and for physical loss or destruction of gold that results from fraud, theft, negligence or otherwise and regardless of culpability of the precious metals dealer. However, any such liability is limited to the market value of physical gold held by the precious metals dealer at the time such negligence, fraud or willful default is discovered and is subject to the precious metals dealer honoring its contractual obligations.

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Physical Gold May not be Available in the Requested Sizes

There is no guarantee that physical gold will be available in specified sizes, which may result in a Delivery Applicant paying higher or lower Processing Fees.

The Trust holds London Bars. To facilitate a Delivery Applicant’s ability to exchange shares for physical gold, the Sponsor will engage in an over-the-counter transaction with a precious metals dealer to exchange the Trust’s London Bars for physical gold of different specifications. There is no guarantee, at the time that the Sponsor seeks to exchange the Trust’s London Bars for physical gold of different specifications, that such physical gold will be available. As a result, it may be necessary for a Delivery Applicant to wait for such physical gold to be available. If the precious metals dealer advises the Sponsor that the desired physical gold is not available, the Sponsor will advise the Delivery Applicant. At that time, the Sponsor may offer the Delivery Applicant physical gold that is different from the physical gold specified in the Delivery Application that comprises the same Fine Ounce content. If the Delivery Applicant accepts different physical gold than that specified in the Delivery Application, a new Delivery Application would need to be completed and it may result in higher or lower Processing Fees. However, it is unlikely that the Cash Proceeds (i.e., the difference between the value of a Delivery Applicant’s shares and the value of physical gold to be delivered to the Delivery Applicant) will change because the total Fine Ounce component of the physical gold will not change unless otherwise agreed to by the Delivery Applicant.

Physical Gold Delivered upon Taking Delivery in Exchange for Shares May Need to be Reassayed

If a Delivery Applicant requests that physical gold be delivered to a destination that is outside the “chain of integrity,” the physical gold may need to be re-assayed, which could result in additional costs for the Delivery Applicant and potential delays in assaying the physical gold.

The Trust’s London Bars are generally accepted by institutional gold dealers without assaying because such London Bars are produced according to strict LBMA specifications and regularly audited to ensure that specifications meet those stated. When traded exclusively among certain institutional gold dealers, London Bars are considered to remain within the “chain of integrity.” By remaining in the chain of integrity, London Bars have historically been available at the lowest transaction costs of any gold bullion because assay costs are minimized. However, a London Bar that leaves the chain of integrity may need to be re-assayed. In addition to the costs associated with assaying, there may be significant delays in assaying gold, especially during times when gold may be in high demand, due to potential backlogs.

If, upon exchanging shares for physical gold, a Delivery Applicant requests that the physical gold be delivered from the Custodian to another bank or a vault in the business of holding physical gold for institutional investors, the physical gold may continue to be accepted for trading without being re-assayed while in the custody of that institution.

If a Delivery Applicant instructs that London Bars be delivered to a destination other than an institutional gold dealer, the London Bars delivered to the Delivery Applicant may no longer be deemed part of the chain of integrity. This may make a future sale of such gold more difficult and expensive. In addition, the value of any London Bars that have left the chain of integrity are likely to be at a discount from the spot price of gold.

Physical gold other than London Bars also may need to be re-assayed should they leave the Custodian. One and 10 Ounce Bars may be accepted by some dealers without re-assaying should the bars appear in excellent condition and/or remain in the mint’s original packaging. However, Delivery Applicants should be aware that dealers may charge a fee to re-assay any bar for any reason.

Limited Investor Rights

As an investor, you will not have the rights normally associated with ownership of shares of other types of investment vehicles. For example, you will have extremely limited voting rights in comparison to those of shareholders in traditional operating companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Shares.”

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Absence of 1940 Act and Commodity Exchange Act Protections

Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors do not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator, or a commodity trading advisor, in connection with the shares. Therefore, investors will not have the regulatory protections provided to investors in instruments or commodity pools regulated by the Commodity Exchange Act.

Termination and Liquidation May Be Required

The Trust may be required to terminate and liquidate at a time that is disadvantageous to investors.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to investors, such as when gold prices are lower than the gold prices at the time when investors purchased their shares. In such a case, the Trust’s gold may be sold as part of the Trust’s liquidation and the resulting proceeds distributed to investors will be less than if gold prices were higher at the time of the sale. See “Description of the Trust - Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the investors and the option of taking delivery of gold.

The Trust’s Ability to Recover Losses from the Custodian is Limited

The limited liability of the Custodian under the agreement with the Trust and U.K. law may impair the ability of the Trust to recover losses concerning its gold and any recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreement. Under the agreements between the Trustee and the Custodian that establishes the Trust’s unallocated gold account (Trust Unallocated Account) and the Trust’s allocated gold account (Trust Allocated Account), the Custodian is liable only for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to the market value of the gold held in the Trust Allocated Account and the Trust Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian or notified to the Custodian by the Trustee. In addition, under an unallocated account agreement between the Authorized Participant and the Custodian or, if the Authorized Participant uses another custodian, that custodian, the Custodian or the Authorized Participant’s custodian may not be contractually or otherwise liable for any losses suffered by any Authorized Participant or investor. Moreover, the terms of the Authorized Participant’s unallocated account agreement may have other terms that may limit the recovery of the Authorized Participant’s losses from the Custodian or the Authorized Participant’s custodian.

It May Be Difficult for the Trust to Seek Legal Redress Against the Custodian

Although the relationship between the Custodian and the Trustee concerning the Trust’s allocated gold is expressly governed by U.K. law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Custodian may be frustrated.

The obligations of the Custodian under the Custody Agreement are governed by U.K. law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting U.K. law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), London Bullion Market Association (LBMA) rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Custodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

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Investors Do Not have the Right to Assert a Claim Against the Custodian

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Trustee against the Custodian. Claims under the Custody Agreement may only be asserted by the Trustee on behalf of the Trust.

A Failure by the Custodian to Exercise Due Care with Respect to Gold Could Result in a Loss to the Trust

The Trust will rely on the Custodian for the safekeeping of essentially all of the Trust’s gold. As a result, failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold could result in a loss to the Trust.

The Trust will be reliant on the Custodian for the safekeeping of essentially all of the Trust’s gold. The Trustee is not liable for the acts or omissions of the Custodian. The Trustee has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the ability to monitor the performance of the Custodian may be limited because under the Custody Agreement the Trustee and the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold may not be detectable or controllable by the Trustee and could result in a loss to the Trust.

The Trust Would Be An Unsecured Creditor of the Custodian in the Event of Insolvency

Gold held in the Trust Unallocated Account and any Authorized Participant’s unallocated account will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant.

Gold which is part of a deposit for a purchase order or part of a redemption distribution will be held for a time in the Trust Unallocated Account and, previously or after, in the unallocated gold account of the purchasing Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of gold held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated accounts. In addition, if the Custodian fails to segregate gold held by it on behalf of the Trust, unallocated gold will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts.

Baskets May Be Issued for More or Less Gold than Required

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold that is more or less than the amount of gold required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of gold credited to the Trust’s accounts that it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

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Physical Gold Allocated to the Trust May Not Meet the Standards of a London Bar

Physical gold allocated to the Trust in connection with the creation of a Basket may not meet the standards of a London Bar and, if a Basket is issued against such gold, the Trust may suffer a loss.

Neither the Trustee nor the Custodian independently confirms the fineness of the gold allocated to the Trust in connection with the creation of a Basket. The physical gold allocated to the Trust by the Custodian may be different from the reported fineness or weight required by the LBMA’s standards for gold bars delivered in settlement of a gold trade (i.e., London Bars), the standards required by the Trust. If the Trustee nevertheless issues a Basket against such gold, and if the Custodian fails to credit the Trust the amount of any deficiency, the Trust may suffer a loss.

The Value of Gold in the Trust Is Limited to the Value of the Fine Ounce Content of Gold

Because gold in the Trust is valued at the price of gold independent of location and type of gold, the value of gold in the Trust is limited to the price of gold multiplied by the Fine Ounce content of the gold.

Gold in the Trust is valued at the price of gold independent of location and type of gold. The price of gold commonly quoted refers to the price of a London Bar in London. Any gold that is not a London Bar located in London may obtain a bid price when offered for sale that deviates from the price of gold. Nonetheless, the Trust values all gold at the price of gold because the Sponsor assumes the cost of conversion of gold. Conversely, in the unlikely event that such a conversion yields a profit, the Sponsor, not the Trust, will keep such profit. As a result, the value of gold in the Trust is limited to the price of gold multiplied by the Fine Ounce content of the gold.

Similarly, when investors exchange their shares for physical gold other than London Bars, the shares also are valued at the price of gold for purposes of calculating their share in the Trust. The Sponsor may recover this conversion cost as part of the Exchange Fee.

Payment of the Sponsor’s Fee in Shares and the Sale of Gold by the Trust May Cause a Decline in the Value of the Shares

The amount of gold represented by each share will decrease when the Sponsor’s Fee is paid in shares and when the Trustee sells the Trust’s gold to pay Trust expenses. Without increases in the price of gold sufficient to compensate for that decrease, the price of the shares will also decline and you will lose money on your investment in shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses will be assumed by the Sponsor. For example, most taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay legal fees and expenses of the Trust not in excess of $100,000 per annum. Any legal fees and expenses in excess of that amount will be the responsibility of the Trust.

The Sponsor intends to accept shares of the Trust for the Sponsor’s Fee and reimbursement of expenses not assumed by the Sponsor. However, the Trust may be subject to certain other liabilities (for example, as a result of litigation) which have not been assumed by the Sponsor. The Trust will sell gold to pay those expenses, unless the Sponsor agrees to pay such expenses out of its own pocket and receive reimbursement from the Trust in the form of shares.

To the extent the Trust issues additional shares to pay the Sponsor’s Fee or sells gold to cover expenses or liabilities, the amount of gold represented by each share will decrease. New deposits of gold, received in exchange for new shares issued by the Trust, would not reverse this trend. A decrease in the amount of gold represented by each share results in a decrease in the price of a share even if the price of gold has not changed. To retain the share’s original price, the price of gold would have to increase. Without that increase, the lesser amount of gold represented by the share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of gold represented by each share, you will sustain losses on your investment in shares. For example, assuming the Trust has not incurred fees or expenses in excess of the amount the Sponsor has agreed to bear and the shares trade at the same price as the Trust’s net asset value, the price of the gold represented by your shares would need to increase by the amount of the Sponsor’s Fee between the date of your purchase and one year later so that your shares would have the same value on both dates, not including any transaction costs you may incur to purchase your shares. The Sponsor’s Fee is currently 0.40% of the net asset value of the Trust. The value of your investment also may decline if the price of the shares is negatively affected by the Sponsor’s sale in the open market of the shares that the Sponsor has received from the Trust as payment of the Sponsor’s Fee.

Any Indemnification that the Trust is Required to Pay May Adversely Affect the Value of the Shares

The value of the shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the net asset value of the Trust and the value of the shares.

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USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or exchanged for distribution to a Delivery Applicant in connection with a Delivery Application, or (3) sold to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust-Trust Expenses.”

THE GOLD INDUSTRY1

Brief history of gold

From its original use in jewelry and decorative arts to its later role as a standard trading medium and storage of value, gold has in many ways shaped the course of human history. It has been blamed for triggering countless wars, underpinned explorations and adventures, inspired arts creations, and has been instrumental in the development of the world’s economies and exchange systems. Today, gold is still treasured worldwide for its lustrous beauty, scarcity and durability. It remains a key component of many countries’ official reserves and has retained its importance within jewelry making.

Early history of gold

Because of its luster and beauty, combined with its scarcity, gold naturally became popular with early civilizations, which intuitively placed a high value on gold. As such, gold became a key component in jewelry and decorations. Indeed, the history of gold jewelry stretches back thousands of years: archeologists have found elaborate gold art objects and jewelry dating back to around 3000 B.C.; the earliest known use of gold to adorn Ancient Egyptian kings is circa 2500 B.C.

Along with its aesthetic attributes and scarcity, gold exhibits desirable physical characteristics as a trading medium: great malleability and durability. Gold had played the role as a storage of value even before it was accepted as money. The earliest known gold-to-silver value ratio dates back to Ancient Egypt, where it is stated in the Code of Menes: “one part of gold is equal to two and one half parts of silver in value.”

Gold history as money asset

As gold extraction and processing developed, its unique attributes became evermore apparent. Gold is an easy metal to work with - it is often discovered in a virtually pure and workable state, making it easy to be melted, processed, and formed into standardized shapes. As a unit of value, gold therefore displays high levels of portability and measurability. Moreover, as compared to other perishable commodities that have historically been used as mediums of exchange (i.e., cattle, furs and tobacco), gold is much more durable; in addition to its malleability, gold is resistant to corrosion and tarnish, allowing gold to retain an intrinsically stable value.

What follows is a condensed chronology of the use of gold as a monetary asset:

Around 1500 B.C., the Shekel, a coin containing two-thirds gold and one-third silver, became a standard measure unit in the Middle East. In 1091 B.C., King Cheng of Zhou Dynasty in China legalized small gold squares as a form of money. About 600 B.C., Greek city-states started to mint gold coins for trade. By about 560 B.C., the first coins made purely from gold started to circulate in the Kingdom of Lydia (today’s western Turkey). As the Lydians were able to separate the gold from the silver, the King of Lydia at the time, Croesus, issued the world’s first bi-metallic coinage with both gold and silver coins.

Around 50 B.C., the Roman Empire started to issue a gold coin called the Aureus. In 1284, Great Britain issued its first gold coin, the Florin, and in 1377, shifted to a monetary system based on gold and silver.

1 Data referenced in this section is based on Thomson Reuters GFMS Gold Survey 2017 unless otherwise stated.

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The U.S. introduced its first gold coin in 1787. The Gold Standard Act, passed in 1900, established gold as the only standard for redeeming paper money. The Federal Reserve Act of 1913 required that Federal Reserve Notes be backed 40% by gold. In 1944, the Bretton Woods agreement, signed by 44 nations and verified by the U.S. Congress, established a gold exchange standard that set the obligation of each member country to maintain the exchange rate of its currency within a fixed value in terms of gold; on August 15, 1971, President Richard Nixon terminated the convertibility of the U.S. dollar into gold.

Gold supply and demand

Gold demand

Today, gold is used as both a commodity and a store of value. The first category includes gold jewelry and the gold that has been manufactured into industrial products. The second category includes gold reserves held by the official sector and private investors.

Jewelry demand

Jewelry demand has historically accounted for the largest component of total gold demand. At the end of 2016 the estimated total existing above-ground stock of gold amounted to 6.0 billion Ounces, and about half of the estimated total has been used in jewelry.

The motivation behind gold jewelry demand differs in various regions of the world. In the developed countries, gold jewelry is primarily bought for adornment purposes, while in the developing world, gold jewelry has also been used as a store of value. India, East Asia (excluding Japan) and the Middle East are the major gold jewelry markets by volume in the developing world; gold jewelry is generally of higher cartage and the price more closely reflects the value of gold in these regions compared to developed countries.

Gold jewelry demand on average has been around 71.7 million Ounces per year from the period of 2007 to 2016. Total annual jewelry demand amounted to 60.8 million Ounces in 2016. The largest decline was in 2016, down 21.0% or 16.2 million Ounces. Gold jewelry demand, as a proportion of total gold demand, has been trending downward, from 84.4% of total demand in 2007 to 53.1% in 2016. In 2016, gold jewelry demand fell to 60.8 million Ounces largely due to the slowing economy of China and adverse policy changes by the government of India.

Industrial and medical demand

In addition to its application in jewelry, gold has been widely used in manufacturing and medical treatment. In 2016, 9.94% of gold demand came from industrial fabrication. From the period of 2007 to 2016, over half of industrial demand has been derived from electronic component manufacturing, in large part due to gold’s high electronic conductivity and natural resistance to corrosion. Gold is also used for industrial decoration, such as gold plating and coating.

Industrial use of gold is more common in the developed world, whereas most of the gold fabrication in developing nations is typically for jewelry. Demand for gold used in electronics manufacturing fell sharply in 2009, down 11.7% from 2008, likely caused by weak economic conditions, but it rebounded 17.3% in 2010. From 2010 thereafter, demand for gold used in electronics fell every year between 2010 and 2016, from 11.1 million Ounces per year in 2010 to 8.2 million Ounces per year in 2016.

Additionally, gold has long been used for medical and dental purposes. Its outstanding bio-compatibility, malleability and resistance to bacterial colonization make it a well-suited material for various biomedical applications in the human body. Dental use is the primary medical application. Other medical uses include gold wires used in heart transplants and gold-plated stents to support blood vessels. Demand for gold from this sector was down slightly in recent years.

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Investment demand

Around 2.3 billion Ounces of above-ground gold was held as an investment or store of value, accounting for 38.2% of the estimated total. Under half of this amount was held by the official sector. In 2016, the official stock purchased by the official sector rose 7.6 million Ounces.

Central banks and supranational organizations (e.g., the International Monetary Fund (the “IMF”) and Bank of International Settlements (the “BIS”)) hold gold as part of their reserve assets. Central banks affect the gold market through buying, selling and lending, as well as swaps and other derivative activities.

Gold is also favored by the private sector as a store of value and a means of investment. Unlike equities, bonds and currencies, gold does not run the risk of issuers’ default or mismanagement and is not a liability of any government or corporation. Many investors may consider gold to be a safe haven investment, a portfolio diversifier and inflation hedge.

Over the past decade, there has been a steady rise in the number of investors worldwide holding gold. A large part of this trend has been the advent and proliferation of gold-tracking exchange-traded funds, which allow investors greater access to investments in gold. In 2016, net private investment demand represented 29.7% of the total annual gold demand, up substantially from 1.7% in 2000.

Sources of gold supply

Sources of gold supply include mine production, secondary supply from recycled gold and official sector sales.

Mine production

The largest portion of gold supply comes from mine production, including gold produced both from primary deposits and from secondary deposits where the gold is mined as a by-product. All the recorded gold ever mined in human history amounts to approximately 6.02 billion Ounces, or 187,200 metric tons. To put this in perspective, all the gold ever mined would only fill two Olympic-sized swimming pools.

Gold is produced from mines on every continent except Antarctica (where mining is forbidden by the Antarctica Treaty). Until recently, South Africa was the world’s largest gold producing country. At its peak in the early 1970s, South Africa contributed over 70% of world production. However, over the past four decades, South African output has been declining while other countries have expanded gold mining considerably.

Over recent years, gold has been increasingly mined in developing countries; China is currently the world’s largest gold producing country. In 2015, gold output in China was 14.0 million Ounces, accounting for 14% of total world production, followed by Australia and Russia, with 9% and 8% of total production respectively. South African gold production further declined to 5 million Ounces in 2016, accounting for 5% of total annual output.

Recycled gold

Recycled gold, or scrap gold, is the second largest source of gold supply. Gold’s indestructibility means it can be recovered from recycled jewelry and industrial products. This gold can then be melted, refined and cast into bullion bars for resale in the gold market. Supplies emanating from recycled gold have risen steadily in the past two decades, and are predominantly sourced from recycled gold jewelry.

Recycled gold supply is highly affected by gold prices and economic conditions. Supplies reached elevated levels during the 1997-1998 Asian financial crisis, and more recently hit a record of 41.2 million Ounces in 2009, spurred by the global financial crisis and rising gold prices. Since then, the total amount of scrap gold has come down to 40.8 million Ounces in 2016.

China, India, and Turkey, the three largest countries supplying recycled gold, accounted for 34.8% of total recycled gold recovered in 2016. China is now the largest scrap-supplying nation, supplying 7.5 million Ounces, or 18.3% of total secondary supply, in 2016. India and Turkey contributed 10.4% and 6.1% to the total secondary gold supply, respectively, in 2016.

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Official sector sales

Approximately 19.0% of total above-ground gold stock is held by the official sector, a proportion that had declined over recent years before the global financial crisis. During 1989-2007, official sector sales outstripped annual purchases, meaning the official sector became a net seller of gold to the private sector.

From 1989 to 2007, the official sector supplied an approximate total of 238.8 million Ounces in gold to the private sector. In 1999, the European Central Bank and 14 other central banks signed the first Central Bank Gold Agreement (a “CBGA”). The signatory institutions agreed not to enter the gold market as sellers except for already decided sales. In the second CBGA, Bank of Greece replaced the Bank of England. In August 2009, 19 central banks announced the third CBGA. Under this agreement, the annual ceiling for gold sales was reduced to 12.9 million Ounces.

Since the onset of the financial crisis, the official sector reversed its role as a net seller over the previous nineteen years. From 2008 to 2013, the official sector was a net purchaser of 60.0 million Ounces of gold. Central banks of major developing economies, including the People’s Bank of China, the Reserve Bank of India and the Russian central bank, have substantially increased gold reserves. In September 2009, the IMF Executive Board approved the sale of 13.0 million Ounces, approximately one-eighth of the Fund’s total holdings of gold, to help boost its lending resources. The IMF completed the gold sales program in December 2010. In 2016, the largest purchasers of gold in the official sector once again belonged to the Central Bank of Russia and China. The net buying from the Central Bank of Russia was 6.5 million Ounces. China announced an official acquisition of 2.6 million Ounces in 2016.

The gold market and price movement

Global gold trade consists of the over-the-counter (OTC) market, the futures and options markets and the London interbank market.

OTC market

The OTC market accounts for the largest percentage of global gold trading volume. It trades on a 24-hour per business day continuous basis and provides a relatively flexible market in terms of quotes, size, price, destinations for delivery and other factors. The standard trade size ranges between 5,000 and 10,000 Ounces.

OTC market makers include the nine market-making members of the LBMA, and the main centers are London, New York, and Zurich. Market participants include jewelry manufacturers, mining companies, central banks, investors and speculators. Liquidity in the OTC market varies during the day, with the most liquid time periods generally occurring in New York business day mornings, when trading hours in European time zones overlap with trading hours in the United States.

The London Bullion Market is the largest wholesale OTC market for gold and is operated by the LBMA, which acts as the principal point of contact between the market and its regulators. Gold bars must meet the requirements defined by the LBMA.

Futures and options exchanges

The major futures and options exchanges include the New York Commodities Exchange (“COMEX”) (an affiliate of the Chicago Mercantile Exchange, Inc.), the Multi Commodity Exchange of India (“MCX”), the Tokyo Commodities Exchange (“Tocom”), and the Shanghai Futures Exchange. Other leading exchanges for gold derivatives trading include NYSE Liffe and Dubai Gold & Commodities Exchange. Gold futures and options are traded on these exchanges in standardized transaction sizes and delivery dates. Only a small portion of the gold futures market turnover is typically physically delivered.

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The COMEX is the largest gold futures and options exchange. In 2013, it represented approximately 71% of global futures and options trading volume. In 2007, the Chicago Mercantile Exchange merged with the CBOT to form the Chicago Mercantile Exchange Group (the “CME Group”), and in 2008 the CME Group acquired the COMEX.

In 2016, the Shanghai Futures Exchange (“SHFE”) was the world’s second largest futures exchange in terms of gold futures trading volume, accounting for around 14.3% of the world total. The SGE accounted for about 4.9% of total gold futures trading volume in 2016. During the same period, all of the four largest exchanges experienced an increase in the trading volume of gold futures and options, with SGE gaining 61.8% year-over-year.

In November 2013, the Intercontinental Exchange acquired NYSE Liffe, the sixth largest exchange for gold futures trading, as part of the acquisition of NYSE Euronext.

Allocated and Unallocated Gold

Allocated gold is stored in a vault under a custody arrangement, and the individual bars are the property of the owner. When held in this fashion, allocated gold is neither an asset, nor a liability, of a financial institution. As it is typically held under a custody relationship, storage fees and insurance premiums are common when holding gold in allocated form.

From an investor’s standpoint, unallocated gold (sometimes referred to as “paper gold”) is a claim on a non-specific pool of gold held by a financial institution. It is typically held in a gold account at the financial institution. There are no tangible gold bars stored in the investor’s name; rather, the investor has a claim on the financial institution’s assets (the underlying gold).

Both methods of investing give investors exposure to gold. However, some have been cautious of utilizing unallocated gold, as it represents a liability from a financial institution’s standpoint, and such a financial institution may lend out the underlying gold an investor has a claim on.

Historical movements in the gold price

The following chart illustrates the historical movements in the price of gold for the period January 1970 to March 2017, measured in U.S. dollar per Ounce.

After reaching a 20-year low of just over $250 per Ounce in the summer of 1999, the price of gold gradually increased, as a result of the strong rise in physical demand, especially in the major gold markets including China, Egypt, India and Japan. The upward price trend that began in 2001 continued through May 2006.

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Following a peak around $725 per Ounce in May 2006, the gold price fell to just over $560 in October 2006. Investors’ concerns that monetary authorities would move to counter the threat of rising inflation by aggressively raising interest rates is frequently cited as the reason for this price correction. However, as the Federal Reserve Bank began to reduce interest rates in response to the subprime mortgage crisis in August 2007, the gold price rallied again. The continued reduction in the Federal Funds rate may have helped drive the price of gold to a fresh high above $1,010 in March 2008.

As the subprime mortgage problems escalated into a global financial crisis in late 2008 and the Eurozone debt crisis deepened in 2011, the gold price successively reached new record highs. The gold price reached a historically high level of $1,900.23 on September 5, 2011. Market concerns surrounding the implications of monetary policies, political uncertainty, sovereign credit risks and U.S. dollar weakness may have underpinned gold demand as a store of value through this period.

In April 2013, the gold market suffered a sharp price correction. The gold price fell sharply for two consecutive trading days, by 5.04% on April 12 and 9.07% on April 15, and touched a two-year low of $1,322.06 per Ounce on April 16, 2013. The one-day drop on April 15, 2013 was the biggest since the 1980s. Reasons cited for the historical drop include investors’ fear that the Federal Reserve might withdraw its monetary stimulus earlier than expected, and that the Eurozone might require member states that have received or seek international aid to follow Cyprus to sell their gold reserves. Technical reasons may have also played a role, as levered investors received margin calls, triggering further sales as prices declined. Gold continued to decline in 2015, in part from market expectations of a Fed rate hike. In 2016, Gold started off at its lows of $1,061.42 per troy ounce. The metal reached a high of $1,366.38 per troy ounce on July 8th, 2016, before ending the year at $1,152.27 per troy ounce while never touching or going below the start of the year’s gold price.

Volatility

Annualized Standard Deviation

	S&P 500	Spot Gold	Spot Silver
1991-1995	10.31%	10.57%	24.83%
1996-2000	18.42%	12.98%	22.08%
2001-2005	18.22%	14.45%	22.86%
2006-2010	24.95%	22.28%	38.40%
2011-2015	15.46%	17.01%	30.84%
2016	13.09%	15.50%	24.25%

Source: Bloomberg, Merk Investments LLC

Gold price volatility was 10.57% during 1991-1995 and rose to 12.98% for the period of 1996- 2000, 14.45% of 2001-2005 and 22.28% of 2006-2010. Gold price volatility declined to 17.01% during the 2011-2015 period. In 2016, gold price volatility came down further to 15.50%. The price of gold has historically been less volatile than other commodities such as silver. This lower volatility may reflect gold’s role as a financial asset and the much broader liquid financial market that gold has compared to other commodities. Also, the daily return on gold price was less volatile than the S&P 500 index during 1996-2010, but it has been slightly higher than that of the S&P 500 from January 2011 to December 2016.

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BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) allocation by the Custodian of London Bars to the Trust Allocated Account in connection with creation of Baskets; (4) de-allocation by the Custodian of London Bars from the Trust Allocated Account and the credit of gold to the Trust Unallocated Account when necessary; (5) engaging in over-the-counter transactions to exchange the Trust’s gold for gold of different specifications for the purpose of processing Delivery Applications; and (6) delivering physical gold in exchange for shares by Delivery Applicants.

The Trust is not actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of gold.

Trust Objectives

The Trust was formed on May 6, 2014 under New York State law pursuant to the Trust Agreement. The Trust Agreement was amended effective October 26, 2015, changing the name of the Trust to Van Eck Merk Gold Trust, and subsequently on April 28, 2016, changing the name of the Trust to VanEck Merk Gold Trust. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through the shares and to be able to take delivery of physical gold in exchange for those shares. The Trust’s secondary objective is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. An investment in physical gold may require expensive and sometimes complicated arrangements in connection with the transportation, storing and insurance of the gold. The Trust provides investors with a convenient and cost efficient way to buy and hold gold through an exchange traded security with the option to take delivery of the physical gold. Although owning shares is not the exact equivalent of an investment in gold, such shares provide investors with an alternative that allows a level of participation in the gold market through the securities market.

The Trust’s Guiding Principles

To meet its primary objective to provide investors with an opportunity to invest in gold through the shares and to be able to take delivery of physical gold in exchange for their shares, the Sponsor has structured the Trust along the following principles:

Holding London Bars. To allow investors to invest in gold through the shares, the Trust holds London Bars. When traded in institutional sizes, London Bars typically carry the lowest transaction cost compared to other forms of gold because there is no need to convert London Bars to gold of other specifications or involve a precious metals dealer before a Delivery Applicant takes delivery of London Bars. By contrast, taking delivery of forms of gold other than London Bars typically involves conversion costs (i.e., converting London Bars to physical gold of other specifications) and the assistance of a precious metals dealer. As such, the Trust holds primarily London Bars to facilitate a cost effective process to create and redeem Baskets.

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Maintaining Allocated Gold. The Trust will hold its London Bars in allocated form in the Trust Allocated Account with the Custodian. The Trust Allocated Account will be used to hold the individually identified bars of gold deposited with the Trust. The physical gold is held in a segregated fashion in the name of the Trust, not commingled with other depositor funds or assets. The Trust has full title to the gold with the Custodian holding it on the Trust’s behalf. Each investor owns a pro-rata share of the Trust, and as such holds pro-rata ownership of the Trust assets, corresponding to the number of shares held. Trust holdings are identified in a weight list of bars published on the Trust’s website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be effected by physical movements of bars to or from the Trust’s physical holding. The Trust’s gold holdings are subject to periodic audits.

Minimizing the Use of Unallocated Gold. The Trust will need unallocated gold to facilitate transactions with Authorized Participants, to exchange gold for different specifications to meet delivery requests from Delivery Applicants of physical gold and to pay Trust expenses not assumed by the Sponsor, if any. The Custodian only will accept a delivery of gold in exchange for a Basket if it can promptly convert the gold to allocated gold. The Custodian must allocate physical gold to the Trust such that, at the end of each business day, the Trust may hold no more than 430 Fine Ounces, corresponding to the maximum weight of a London Bar, in unallocated gold.

Exchanging Physical Gold for Physical Gold of Different Specifications. To facilitate the ability to exchange shares for physical gold for delivery, the Sponsor may exchange the Trust’s gold for gold of different specifications. All gold obtained by the Trust must be without numismatic value and have a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), except that the Trust may also obtain American Gold Eagle Coins (with a minimum fineness of 91.67%) solely for delivery to a Delivery Applicant. All gold held by the Trust is valued based upon its Fine Ounce content. While Delivery Applicants may always request London Bars, market conditions may cause the Sponsor to limit other types of physical gold made available for delivery.

Permitting Investors to Take Delivery of Physical Gold. Delivery Applicants may submit shares to the Trust in exchange for physical gold.

●	Delivery Applicants may take delivery of as little as a 1 Ounce Bar, subject to a minimum dollar value the specified by the Sponsor from time to time on the Trust’s website. By requiring that the delivery of gold to Delivery Applicants meet certain minimum dollar value criteria, which may change from time to time, sales taxes are anticipated to be applicable to the delivery of gold to Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.

●	Taking delivery of physical gold is subject to guidelines intended to minimize the amount of cash that will be distributed with physical gold. As a result, investors need to submit shares that correspond very closely to number of Fine Ounces represented by the gold requested.

The Trust will ship physical gold to a Delivery Applicant by a conventional shipping carrier such as the U.S. Postal Service, Federal Express, United Parcel Service or armored transportation service. A conventional shipping carrier may deliver gold to residential addresses. An armored transportation service, which may be required for insurance purposes, will only deliver to trusted, non-residential addresses.

Charging an Exchange Fee. The Exchange Fee varies depending on the type of physical gold a Delivery Applicant would like to take delivery of and reflects costs arising from: reviewing Delivery Applications, coordinating with Delivery Applicants and the Trust’s other service providers, the conversion of London Bars into physical gold to be delivered, and the related expenses of the Trustee and the Sponsor.

Taking Delivery of London Bars. Delivery Applicants requesting London Bars will need to submit shares that very closely correspond in Fine Ounces to the median Fine Ounce content of London Bars held by the Trust multiplied by the number of London Bars requested. London Bars are delivered directly from the Custodian. It may not be possible to exactly match the number of shares submitted with the number of Fine Ounces represented by the requested physical gold, requiring the Trust to sell some gold to facilitate the delivery request.

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Minimizing Cash Holdings. The Trust is committed to minimizing the use of cash, keeping essentially all assets of the Trust in gold. To achieve this, the Sponsor has agreed to pay the Trust’s ordinary expenses and to be reimbursed therefor through the issuance of shares to it rather than through receiving cash. The Trust will not normally hold cash, or any other assets besides gold, but may temporarily hold a very limited amount of cash in connection with deliveries of physical gold to Delivery Applicants.

To meet its secondary objective to have the shares reflect the performance of the price of gold, the Sponsor has structured the Trust as follows:

Transactions with Authorized Participants. By allowing Authorized Participants to directly issue and redeem Baskets with the Trust, Authorized Participants may be able to take advantage of price discrepancies between the Trust’s underlying gold holdings and the value of the shares. As a result of this incentive provided to Authorized Participants, the value of the shares may reflect the performance of the price of gold.

To minimize the cash portion of delivery by Delivery Applicants of physical gold for their shares, the Sponsor will only approve Delivery Applications where the number of shares to be submitted leads to a cash portion that is as low as practical in the assessment of the Sponsor.

Exchange of Shares for Physical Gold other than London Bars. For physical gold other than London Bars, the Sponsor will require the submission of shares that correspond in net assets to the number of Fine Ounces contained in the physical gold requested. The number of shares required for submission will typically be the smallest whole number of shares greater than the net assets of the Trust corresponding to the Fine Ounce content of physical gold requested. The Sponsor may demand that an additional share or shares be submitted when, in the Sponsor’s assessment, it facilitates the exchange process, such as when extraordinary Trust expenses may be expected, by reducing the likelihood that the net asset value of the Trust differs on the Share Submission Day from that anticipated by the Sponsor at the time the Delivery Application is filed, which is in advance of the Share Submission Day.

Exchange of Shares for London Bars. Because London Bars vary in Fine Ounce content between 350 Fine Ounces and 430 Fine Ounces, it may be difficult to obtain a combination of London Bars that closely matches the number of Fine Ounces represented by the shares submitted. Delivery Applicants will need to submit shares that very closely correspond in Fine Ounces to the median Fine Ounce content of London Bars held by the Trust multiplied by the number of London Bars requested.

Any portion of the exchange not delivered in physical gold will be provided in cash.

The shares offer an investment that is:

Easily Accessible and Relatively Cost Efficient. Investors can access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the shares instead of using the traditional means of purchasing, trading and holding gold. Transaction costs related to the shares may also be lower than those associated with the purchase, storage and insurance of physical gold.

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Exchange Traded and Transparent. The shares have been listed on the NYSE Arca under the symbol OUNZ since May 16, 2014. The following tables set out the range of high and low closing prices for the Shares as reported for NYSE Arca transactions for each of the quarters during the fiscal years ended January 31, 2017 and 2016:

Fiscal Year Ended January 31, 2017:

	High	Low
First Quarter	$12.84	$11.21
Second Quarter	13.54	12.02
Third Quarter	13.53	12.39
Fourth Quarter	12.92	11.16

Fiscal Year Ended January 31, 2016:

	High	Low
First Quarter	$12.69	$11.43
Second Quarter	12.23	10.82
Third Quarter	11.82	10.79
Fourth Quarter	11.28	10.46

The shares provide investors with an efficient means to implement various investment strategies. The shares are eligible for margin accounts. The Trust does not hold or employ any derivatives and the shares are backed by the assets of the Trust. Furthermore, the value of the Trust’s holdings are reported on the Trust’s website daily.

Minimal Credit Risk. The shares represent an interest in physical gold owned by the Trust (other than up to a maximum of 430 Fine Ounces of gold held in unallocated form) and held in physical custody at the Custodian. Physical gold of the Trust is not subject to borrowing arrangements with third parties. Other than the gold temporarily being held in unallocated form to facilitate the delivery of physical gold to Delivery Applicants, redemptions by Authorized Participants, the exchange of gold for different specifications and the payment of Trust expenses not assumed by the Sponsor, if any, the Trust’s gold is not subject to counterparty or credit risks. The gold is held in the form of London Bars which is allocated to the Trust Allocated Account and held in the Trust’s name by the Custodian. This contrasts with other financial products that gain exposure to gold through the use of derivatives that may be subject to counterparty and credit risks.

Secondary Market Trading

The shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their net asset value per share. The amount of the discount or premium in the trading price relative to the net asset value per share may be influenced by non-concurrent trading hours between the NYSE Arca and the COMEX, London and Zurich. While the shares will trade on the NYSE Arca until 4:00 PM New York time, liquidity in the global gold market may be reduced after the close of the major world gold markets, including London, Zurich and COMEX, usually at 1:30 PM New York time. As a result, during this time, trading spreads and the resulting premium or discount on the shares may widen.

Legal Proceedings

The Trust is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

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CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS

The Trust issues and redeems Baskets equal to a block of 50,000 shares. The Trust issues and redeems Baskets only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed, the amount of which will be based on the combined Fine Ounces represented by the number of shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Orders to create and redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) must have an agreement with the Custodian establishing an unallocated account in London or have an existing unallocated account meeting the standards described herein. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any investor or Authorized Participant. A transaction fee of $500 will be assessed on all creation and redemption transactions. Multiple Baskets may be created on the same day, provided each Basket meets the requirements described below and that the Custodian is able to allocate gold to the Trust Allocated Account such that the Trust Unallocated Account holds no more than 430 Fine Ounces of gold at the close of a business day.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have an agreement with the Custodian establishing an unallocated account in London or have an existing unallocated account with another LBMA-member custodian identified by the Authorized Participant to the Custodian and the Trustee. Gold held in Authorized Participants’ unallocated accounts with the Custodian is typically not segregated from the Custodian’s assets. As a result, an Authorized Participant establishing an unallocated account with the Custodian will have no proprietary interest in any specific bars of gold held by the Custodian. Credits to such an unallocated account are therefore at risk of the Custodian’s insolvency. Similarly, credits to an unallocated account maintained with another LBMA-member custodian may also be at risk of such custodian’s insolvency.

As the terms of the Authorized Participant unallocated account agreement may differ in certain respects from the terms of the Trust Unallocated Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant unallocated account agreement carefully.

Certain Authorized Participants are expected to have the facility to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (Exchange Act), and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, Virtu Financial BD LLC, Credit Suisse Securities (USA) LLC, and JP Morgan Securities, LLC have each signed an Authorized Participant Agreement with the Sponsor and the Trustee and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants.

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Gold is delivered to the Trust and distributed by the Trust through credits and debits between Authorized Participants’ unallocated accounts, the Trust Unallocated Account and the Trust Allocated Account. When an Authorized Participant creates a Basket, gold will be transferred from an Authorized Participant to the Custodian. The transfer will appear as a debit to the Authorized Participant’s unallocated account and a credit to the Trust Unallocated Account. On the same business day, the Custodian allocates the gold to the Trust Allocated Account and stores the gold for safekeeping. When physical gold is allocated to the Trust, no more than 430 Fine Ounces of gold (the maximum weight corresponding to a London Bar) may remain in the Trust Unallocated Account at the end of each business day. Once gold has been accepted by the Custodian, the Trust bears the risk of loss. Once gold has been released by the Custodian for delivery to an Authorized Participant, the Authorized Participant bears the risk of loss.

All gold represented by a credit to any Authorized Participant’s unallocated account represents a right to receive Fine Ounces of gold. London Bars must further conform to London Good Delivery Standards.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures - Authorized Participants

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day: (1) when the NYSE Arca is closed for regular trading; or (2) if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed by 3:59:59 PM New York time. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant also must have wired to the Trustee the amount of the non-refundable transaction fee due for the purchase order and an amount equal to all taxes, governmental charges and fees payable in connection with such deposit, the transfer of gold and the issuance and delivery of shares.

Determination of Required Deposits

The amount of the required gold deposit for a Basket is determined by dividing the number of Fine Ounces of gold held by the Trust by the number of Baskets outstanding, as adjusted for the amount of gold constituting estimated accrued but unpaid fees and expenses of the Trust. The number of Baskets outstanding is determined by dividing the number of shares outstanding by 50,000 (or other number of shares in a Basket for such business day).

Fractions of a Fine Ounce of gold smaller than 0.001 of a Fine Ounce which are included in the gold deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a gold deposit for a Basket will be finally determined by the Trustee. The Trustee’s determination of the required gold deposit for a Basket shall be final and binding on all persons interested in the Trust.

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Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its unallocated account, if held at the Custodian, with the required gold deposit amount in gold loco London and, if the Authorized Participant does not maintain its unallocated account with the Custodian, causing the required gold deposit to be transferred to the Custodian, by 11:00 AM (London time) on the third business day following the purchase order date. No shares are issued unless and until the Custodian has informed the Trustee that it has credited to the Trust Allocated Account at the Custodian the corresponding amount of gold. If the Custodian has notified the Trustee and the Sponsor that it is unable to move the gold from the Trust Unallocated Account to the Trust Allocated Account in connection with a particular purchase order or generally, the Trustee will, unless otherwise instructed by the Sponsor, reject the particular purchase order as well as any other subsequent purchase orders on the same business day. Upon receipt of the gold deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will use commercially reasonable endeavors to transfer by 2:00 PM (London time) on the third business day following the purchase order date the gold deposit amount in gold loco London to the Trust Unallocated Account, and on the same business day, acting on standing instructions given by the Trustee, the gold deposit amount from Trust Unallocated Account to the Trust Allocated Account by allocating specific bars of gold such that no more than 430 Fine Ounces remain in the Trust Unallocated Account. Upon transfer of the gold deposit amount to the Trust Allocated Account, the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of gold until such gold has been received by the Trust shall be borne solely by the Authorized Participant.

Because gold is allocated only in multiples of whole bars, the amount of gold allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total Fine Ounces credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian may hold no more than 430 Fine Ounces of gold (maximum weight corresponding to one London Bar) in the Trust Unallocated Account at the close of a business day.

Rejection of purchase orders

The Trustee may reject a gold deposit at any time when the Trustee’s transfer books are closed or if the Sponsor thinks it necessary or advisable for any reason. None of the Trustee, the Sponsor, or the Custodian will be liable for the rejection of any purchase order or gold deposit.

Redemption Procedures - Authorized Participants

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 PM on each business day the NYSE Arca is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow only Authorized Participants to redeem Baskets. An investor may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust no later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

The redemption distribution from the Trust will consist of a credit to the redeeming Authorized Participant’s unallocated account representing the amount of the gold held by the Trust evidenced by the shares being redeemed as of the date of the redemption order. Fractions of a Fine Ounce included in the redemption distribution smaller than 0.001 of a Fine Ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax, fees or other governmental charge that may be due, as well as any charges or fees in connection with the transfer of gold and the issuance and delivery of shares, and any expense associated with the delivery of gold other than by credit to an Authorized Participant’s unallocated account with the Custodian.

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Delivery of redemption distribution

The redemption distribution due from the Trust is delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed.

The Custodian will arrange for the redemption amount in gold to be transferred from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s unallocated account. The Authorized Participant and the Trust each are at risk in respect of gold credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors - The Trust Would Be An Unsecured Creditor of the Custodian in the Event of Insolvency.”

As with the allocation of gold to the Trust Allocated Account that occurs upon a purchase order, if in transferring gold from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of gold transferred to the Trust Unallocated Account, the excess over the gold redemption amount will be held in the Trust Unallocated Account. The Custodian may hold no more then 430 Fine Ounces of gold (maximum weight corresponding to one London Bar) in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable. Neither the Sponsor nor the Trustee will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Baskets - and delivery and receipt of gold pursuant thereto - regardless of whether such tax or charge is imposed directly on the Authorized Participant. By placing a purchase order or redemption order, an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

TAKING DELIVERY OF PHYSICAL GOLD

In exchange for its shares and payment of the Processing Fee, a Delivery Applicant will be entitled to one or more bars or coins of physical gold having approximately the total Fine Ounces represented by the shares on the day on which the Delivery Applicant’s broker-dealer submits his or her shares to the Trust in exchange for physical gold (Share Submission Day). As it is unlikely that the total Fine Ounces of physical gold will exactly correspond to the Fine Ounces represented by a specific number of shares, a Delivery Applicant will likely receive some cash representing the net sale proceeds of any excess Fine Ounces (i.e., the Cash Proceeds). To minimize the Cash Proceeds of any exchange, the Delivery Application requires that the number of shares submitted closely correspond in Fine Ounces to the Fine Ounces of physical gold that is held or that is to be acquired by the Trust for which the delivery is sought. Share Submissions are processed in the order approved.

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Delivery Application

Investors interested in taking delivery of physical gold in exchange for their shares in the Trust (Delivery Applicants) must submit a Delivery Application to the Sponsor. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange shares for physical gold on the Share Submission Day, including the applicable grace period. The Delivery Applicant must also provide instructions to his or her broker-dealer to effect the exchange of shares for physical gold. The Sponsor may reject any Delivery Application.

A Delivery Application may be found on the Trust’s website at www.merkgold.com. It also is an Appendix to this Prospectus.

Minimum Purity of Bars for Exchange

The Trust may obtain, solely for the purpose of delivery to Delivery Applicants, gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or American Gold Eagle gold coins, with a minimum fineness of 91.67%.

Delivery Amount and Share Submission Quantity

A Delivery Applicant must specify in its Delivery Application the type and quantity of physical gold to be delivered and the number of shares to be tendered in exchange (Share Submission Quantity).

●	The Share Submission Quantity closely corresponds to the Fine Ounce content of physical gold requested:

●	Physical Gold other than London Bars: The Share Submission Quantity for physical gold other than London Bars is the smallest whole number of shares representing an aggregate number of Fine Ounces greater than the Fine Ounce content of the physical gold requested.

●	London Bars: London Bars vary in Fine Ounce content from 350 to 430 Fine Ounces. The Share Submission Quantity for London Bars is the smallest whole number of shares representing an aggregate number of Fine Ounces equal to the product of the number of London Bars requested and the median Fine Ounce content of London Bars held by the Trust. Referencing the approximate median Fine Ounce content of London Bars held by the Trust for the delivery of a London Bar, or multiple London Bars, as specified by the Sponsor from time to time, is intended to limit the Cash Proceeds in connection with the delivery of London Bars.

●	American Gold Eagle Coins: The Share Submission Quantity for American Gold Eagle Coins is the smallest whole number of shares representing an aggregate number of Fine Ounces greater than the Fine Ounce content of the requested number of such coins.

●	None of the Trust, the Trustee, the Custodian, the Sponsor or the precious metals dealer shall be liable for a failure to deliver the maximum number of Fine Ounces represented by the Share Submission Quantity.

●	The Delivery Applicant will receive Cash Proceeds equal to the net proceeds of the sale of the Fine Ounces of gold included in the Share Submission Quantity in excess of physical gold to be delivered. Any Cash Proceeds will be credited by the Trustee to the broker-dealer who submitted the Delivery Application for the benefit of the Delivery Applicant.

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The Delivery Application states a grace period after the specified Share Submission Day during which the physical gold requested may be obtained for the specified Share Submission Quantity. However, as expenses are accrued in the Trust every day, the Cash Proceeds are likely to be reduced with each day of delay in exchanging the Share Submission Quantity. To increase the grace period, the Sponsor may require that the Share Submission Quantity be increased to reduce the likelihood a Share Submission Quantity will be rejected should delays in the share submission cause the shares submitted no longer to correspond to at least the physical gold specified in the Delivery Application. In order to facilitate the delivery of the gold specified in the Delivery Application, the grace period will typically extend the date that a Delivery Applicant is required to submit shares to the Trust to no more than six business days from the date that a Delivery Application is approved, as described below.

Each day the NYSE Arca is open for trading, the Sponsor will publish on the Trust’s internet website a calculator to estimate the Share Submission Quantity and the Cash Proceeds for an exchange of shares for physical gold. The actual Cash Proceeds will be the net proceeds received from the sale of the excess Fine Ounces included in the Share Submission Quantity. The Share Submission Quantity may be rejected if the Trust incurs extraordinary expenses between the submission of the Delivery Application and the Share Submission Day.

The Trustee will reject an exchange of shares on behalf of a Delivery Applicant if the number of shares delivered does not correspond to the number of shares specified in the pre-approved Delivery Application, if the delivered shares are not accompanied by proper instructions from the Delivery Applicant’s broker and by a pre-approved Delivery Application and if the number of Fine Ounces represented by the delivered shares, as determined for the Share Submission Day, is less than the number of Fine Ounces represented by the physical gold specified in the Delivery Application. Additionally, the Sponsor may decline to approve a Delivery Application if it is expected that the Trust will not be able to acquire the physical gold a Delivery Applicant specifies in the Delivery Application.

Processing Fees

The exchange of shares for the delivery of physical gold is subject to the following Processing Fees. The Processing Fees must be submitted with the Delivery Application. The Processing Fees include:

●	Fees to compensate the Sponsor (Exchange Fee), and

●	A delivery fee (Delivery Fee) associated with the transport of physical gold to Delivery Applicants. This fee is only applicable if delivery is made outside of the lower 48 States.

The Sponsor may waive or reduce applicable Processing Fees from time to time. Any waiver or reduction in applicable Processing Fees will be published on the Trust’s website and available to any eligible Delivery Applicant. When available, if implemented, waivers or reductions in Processing Fees may apply during certain limited time periods, for Delivery Applicants seeking particular types of gold (i.e., coins or bars), or for Delivery Applicants completing multiple Delivery Applications over proscribed time periods. Because Processing Fees are not paid by the Trust, they do not impact the value of gold held by the Trust.

Exchange Fee: The Exchange Fee compensates the Sponsor for services provided as part of the delivery process, including the cost to the Sponsor and the Trustee to process the Share Submission and the cost associated with the over-the-counter transactions to exchange gold for gold of different specifications. As of May 19, 2014, the Exchange Fee is a flat fee per ounce of the gold represented by the shares submitted on the Share Submission Day, subject to minimum fees as follows:

Type of Gold	Fee per Ounce	Minimum fee	Purity
London bars	$32	$0	95.00–99.99%
10oz Australian bars	$25	$1,000	99.99%
1oz Australian bars	$30	$1,200	99.99%
1oz Australian Kangaroos	$40	$1,600	99.99%
1oz Canadian Maples	$42	$1,600	99.99%
1oz American Gold Eagles	$60	$2,500	91.67%
1oz American Buffalos	$60	$2,500	99.99%

The Exchange Fee is due at the time the Delivery Application is submitted to the Sponsor. The Exchange Fee is fully reimbursable until the Delivery Applicant submits his or her shares to the Trustee.

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For physical gold other than London Bars, there is no Exchange Fee applied to the Fine Ounces in the Share Submission Quantity in excess of the Fine Ounces of physical gold to be delivered. This means that there is no Exchange Fee due on the Cash Proceeds for physical gold other than London Bars. Delivery Applicants interested in taking a combination of different types of physical gold have to file separate Delivery Applications for each type of physical gold.

The Sponsor may change the Exchange Fee with notice as published on the Trust’s website.

Delivery Fee: The Delivery Fee covers the cost of preparing and transporting physical gold from the Custodian or the precious metals dealer to the location specified by the Delivery Applicant in the Delivery Application. No Delivery Fee is charged to the Delivery Applicant for the delivery of physical gold to destinations in the lower 48 States. The Delivery Fee also includes the cost of insuring physical gold during transport. Delivery Fees, if applicable, will be quoted to Delivery Applicants outside of the lower 48 States upon filing a Delivery Application. See “Delivery Method” below for further discussion.

Sales Taxes: The Trust currently does not anticipate sales taxes applying to the delivery of gold to Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.

Delivery Payment Schedule

All Processing Fees must be wired to the Sponsor. The Processing Fee is due at the time the Delivery Application is submitted to the Sponsor and is fully refundable until a Delivery Applicant irrevocably submits his or her shares to the Trustee.

Delivery Method

The Trustee will instruct the Custodian or the Sponsor shall instruct the precious metals dealer, as applicable, to deliver physical gold to a Delivery Applicant based on instructions in the Delivery Application. Once physical gold has been tendered to the courier identified in the Delivery Application by the Custodian or the precious metals dealer, the physical gold cannot be returned and is no longer the responsibility of the Trust, the Trustee, the Custodian, the precious metals dealer or the Sponsor.

The Trust will ship physical gold to a Delivery Applicant fully insured using accepted business practices for precious metals delivery that may include, amongst others, use of a conventional shipping carrier (e.g., U.S. Postal Service, Federal Express, United Parcel Service); or an armored transportation service. No separate Delivery Fee is charged for delivery of physical gold to destinations in the lower 48 States; additional fees may apply to the Delivery Applicant for deliveries outside of the lower 48 States.

Delivery Applicants should contact the Sponsor to discuss delivery method and location. Delivery Applicants should be aware that the gold delivered is likely to represent a substantial U.S. dollar value:

●	Shipments may be broken down into multiple smaller shipments and possibly shipped on different days to meet insurance requirements of the shipping carrier. A Delivery Applicant can utilize a shipping carrier only if insurance requirements can be met and the Delivery Applicant and Sponsor agree on an acceptable delivery destination. A conventional shipping carrier may deliver gold to residential addresses.

●	Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses.

●	A Delivery Applicant can utilize an armored truck service only if the Delivery Applicant and the Armored Transportation Service agree on an acceptable delivery destination. London Bars will only be transported using Armored Transportation Service.

The Sponsor may decline a Delivery Application if no delivery method and location is agreed upon.

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Procedure to Take Delivery of Physical Gold in Exchange for Shares

Investors interested in taking delivery of physical gold in exchange for their shares (Delivery Applicants) must submit a Delivery Application to the Sponsor and wire to the Sponsor the Processing Fees. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange shares for physical gold on a stated date (Share Submission Day), subject to a limited grace period. The Sponsor will screen and pre-approve the Delivery Application. The Share Submission Day will typically be the third business day following approval of the Delivery Application but the grace period may not extend the Share Submission Day later than the sixth business day following such approval. A Delivery Application is available in Appendix A and online at www.merkgold.com.

The Sponsor typically will review a Delivery Application within 3 business days after receipt of the Delivery Application. Delivery Applications received after 4:00 PM Eastern Time are considered to have been received the next business day. Delivery Applicants will be advised of reasons for any delay. Any Processing Fee is refunded if the Delivery Application is rejected by the Sponsor. For the Sponsor to pre-approve a Delivery Application, the following conditions must be met:

●	The Processing Fee must be paid for the Delivery Application to be processed.

●	The Delivery Application must be submitted in a form satisfactory to the Sponsor, including

●	Who: Providing Delivery Applicant’s personal and account information.

●	What: Providing the number of shares to be submitted and the types of physical gold and Share Submission Day requested.

●	Where: Providing a delivery location and method acceptable to the Sponsor.

●	The Sponsor may decline to approve Delivery Applications for any reason, in the Sponsor’s sole discretion, including if the precious metals dealer indicates that the type of physical gold requested may not be available on the Share Submission Day, including any applicable grace period.

Upon pre-approval of the Delivery Application, a Delivery Applicant must instruct his or her broker to submit a delivery instruction accompanied by the pre-approved Delivery Application and transfer the Share Submission Quantity to the Trustee on the specified Share Submission Day. If the Processing Fee as calculated on the Share Submission Day is greater than the Processing Fee that the Delivery Applicant already submitted to the Sponsor, the remaining Processing Fees are due on the Share Submission Day and the Delivery Applicant must wire the difference.

The transfer of shares, accompanied by the broker’s delivery instruction and a pre-approved Delivery Application, is a binding and irrevocable request to take delivery of physical gold in exchange for shares based on instructions in the Delivery Application (Share Submission). The Trustee will reject the Share Submission (1) if the number of shares surrendered does not correspond to the number of shares specified in the pre-approved Delivery Application, (2) if the delivered shares are not accompanied by proper instructions and a pre-approved Delivery Application or (3) if the number of Fine Ounces of gold represented by the surrendered shares on the Share Submission Day is less than the Fine Ounces of physical gold to be delivered as specified in the Delivery Application.

The Trustee may only accept or reject Share Submissions in their entirety. Neither the Trustee nor the Sponsor shall be in any way liable should the Trustee reject the shares that have been submitted.

Once the Trustee has accepted the Share Submission and, if the Delivery Applicant has requested physical gold other than London Bars, once the Trustee has received a confirmation certified by the Sponsor of an over-the-counter transaction between the Sponsor and the precious metals dealer providing for the exchange of physical gold held by the Trust for physical gold specified by the Delivery Applicant, the shares submitted will be retired and the Trustee will either instruct the Custodian to prepare physical gold for forwarding to the Delivery Applicant according to the instructions provided in the Delivery Application or notify the Sponsor who will arrange with the precious metals dealer for the gold to be exchanged for the requested physical gold for forwarding to the Delivery Applicant.

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Once physical gold is released for delivery to the Delivery Applicant that physical gold is no longer part of the Trust and the Trust bears no liability pertaining to the gold released. In the event that physical gold cannot be released for delivery to the Delivery Applicant on a particular business day, such physical gold will remain the property of the Trust until the physical gold can be released for delivery.

Upon receipt of physical gold, the Delivery Applicant will have five business days, or such shorter or longer period as may be specified in the Delivery Application from time to time, following the receipt of the physical gold to notify the Sponsor in writing of any complaints or objections concerning the shipment, delivery or receipt of the physical gold. In the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the physical gold in full satisfaction of the physical gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the physical gold received by the Delivery Applicant.

Example of an Exchange of Shares for Physical Gold

In the following example, a Delivery Applicant from the lower 48 States desires to receive 100 One Ounce Bars, representing 100 Fine Ounces of gold held by the Trust for a Share Submission Day of Monday, June 96:

Number of shares to be Submitted, as provided on www.merkgold.com.[7]	10,071 shares

Processing Fees consist of an Exchange Fee of $3,000 for One Ounce Bars based on assumed $30 Exchange Fee per Fine Ounce. Processing Fee is the same as the Exchange Fee (No separate Delivery Fee is applicable on deliveries to the lower 48 States).	$3,000 Processing Fees

Delivery Applicant contacts Sponsor at 855-MRK-OUNZ (or 855-675-6869) to discuss suitable delivery methods and types of physical gold available. Delivery Applicant and Sponsor agree to have 100 One Ounce Bars, if available, delivered to Delivery Applicant’s home address by Federal Express overnight delivery service.	Tuesday, June 3

Delivery Applicants submits Delivery Application to Sponsor for pre-approval and wires Processing Fee to Sponsor.	Wednesday, June 4

Delivery Applicant is notified by Sponsor that Delivery Application has been pre-approved. The precious metals dealer holds or sets aside 100 One Ounce Bars pending the Delivery Applicant’s Share Submission in’ accordance with the terms of the pre-approved Delivery Application.	Thursday, June 5

Delivery Applicant instructs broker to transfer shares to Trustee together with instructions to make delivery in accordance with attached pre-approved Delivery Application for settlement on Monday, June 9, the Share Submission Day.	Friday, June 6

Share Submission Day: Delivery Applicant’s broker irrevocably submits 10,071 shares with delivery instruction and pre-approved Delivery Application.	Monday, June 9

6 Days of the week and dates are provided for illustrative purposes only and are not tied to any particular year.

7 For purposes of this example, 1 Share of the Trust is projected to correspond to .00993 Fine Ounces of gold on the Share Submission Day. 100 Fine Ounces of gold then correspond to 100 / .00993 = 10,070.49345 shares on the Share Submission Day. The minimum number of shares to be delivered to receive 100 One Ounce Gold bars is thus 10,071 shares, representing 100.00503 Fine Ounces of gold.

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Trustee accepts Share Submission from Delivery Applicant’s broker. Trustee calculates the Fine Ounces of gold represented by the submitted shares to exceed the Fine Ounces of 100 One Ounce Bars by 0.00503 Fine Ounces.[8]	Monday, June 9

Sponsor contracts with precious metals dealer to exchange 100 Fine Ounces from the Trust for 100 One Ounce Bars for delivery Thursday, June 12 and transmit a confirmation of the contract certified by the Sponsor to the Trustee.	Tuesday, June 10

Custodian sells 0.00503 Fine Ounces at the LBMA PM Gold Price (next computed after June 10).	Wednesday, June 11

Proceeds of sale of 0.00503 Fine Ounces (Cash Proceeds of $7.11) are wired to Delivery Applicant’s broker for the benefit of the Delivery Applicant per instructions provided in the Delivery Application.[9]	Thursday, June 12

100 One Ounce Bars are shipped to the Delivery Applicant for overnight delivery.	Thursday, June 12

100 One Ounce Bars are received by the Delivery Applicant (estimated date).	Friday, June 13

Anti-Money Laundering Screening

Delivery Applicants may be subject to Anti-Money Laundering screening when they submit the Delivery Application. The Sponsor will not pre-approve a Delivery Application if the Sponsor has concerns about fraudulent conduct or anti-money laundering activity. Corporate and non-U.S. investors are cautioned that their Delivery Applications may be delayed or rejected if the Sponsor is not able to verify the identity of the investor.

Tax Responsibility

Investors are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the receipt of gold, regardless of whether such tax or charge is imposed directly on the investor. Each investor agrees to indemnify the Sponsor, the Trustee and the Trust, promptly on request, if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material federal income tax consequences that generally will apply to the purchase, ownership and disposition of shares by a “U.S. Investor” (as defined below) and certain federal tax consequences that may apply to the purchase, ownership and disposition of shares by a “non-U.S. Investor” (as defined below). The following discussion represents, insofar as it describes conclusions regarding federal tax law and subject to the limitations and qualifications described therein, the opinion of K&L Gates LLP, special federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus; no assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Trust, could be applied retroactively. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to an investor in light of its particular circumstances or to an investor mentioned in the second sentence of the next paragraph.

8 The excess of the Fine Ounces represented by the Share Submission, 100.00503 Fine Ounces, over the 100 One Ounce Bars to be delivered is thus 0.00503 Fine Ounces of gold, which will be sold by the Custodian with the proceeds submitted to the Trustee for the account of the Delivery Applicant who will receive the Cash Proceeds.

9 The LBMA PM Gold Price is assumed to be $1,414.20 per Fine Ounce. The Proceeds thus equals 0.00503 Fine Ounces * $1,414.20 per Fine Ounce = $7.113426.

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The tax treatment of investors may vary depending on their own particular circumstances. Certain investors - including banks, thrift institutions and certain other financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, certain securities traders, persons holding shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), qualified pension and profit-sharing plans, IRAs, certain other tax-deferred accounts, U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, persons subject to the federal alternative minimum tax, foreign investors (except as specifically provided under “Income Taxation of Non-U.S. Investors” and “Estate and Gift Tax Considerations for Non-U.S. Investors” below) and other investors with special circumstances - may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold shares as “capital assets” (as defined in section 1221 of the Code).

The discussion below does not address the effect of any state, local or foreign tax law on an investor. Purchasers of shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in shares.

For purposes of this discussion, a “U.S. Investor” is an investor who or that is:

●	An individual who is treated as a citizen or resident of the United States for federal tax purposes;

●	A corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

●	An estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income;

●	A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in any of the three preceding clauses have the authority to control all substantial decisions of the trust; or

●	An eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

An investor that is not a U.S. Investor as so defined is referred to below as a “non-U.S. Investor.” For federal tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for those purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their own tax advisers about the federal income tax consequences of purchasing, owning and disposing of shares.

Taxation of the Trust

The Trust will be treated as a “grantor trust” for federal tax purposes. As a result, the Trust itself will not be subject to federal income tax. Instead, the Trust’s income and expenses will “flow through” to its investors, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (IRS) on that basis. There can be no assurance that the IRS will agree with that treatment, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification or treatment of the Trust for federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would be classified as a partnership for those purposes, which may affect timing and other tax consequences to its investors.

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Taxation of U.S. Investors

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. In the case of an investor that purchases shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its shares will be equal to its cost of acquiring the shares. In the case of an investor that acquires its shares as part of the creation of a Basket, the delivery of gold to the Trust in exchange for a pro rata share of the underlying gold the Trust holds at the time it acquires its shares will not be a taxable event to the investor, and the investor’s tax basis in and holding period for that share of the Trust’s gold will be the same as its tax basis in and holding period for the gold delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s shares are acquired on the same date and at the same price per share. Investors that hold multiple lots of shares, or that are contemplating acquiring multiple lots of shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying gold represented by such shares.

If the Trust sells gold, for example to generate cash to pay its fees or expenses, an investor will recognize gain or loss in an amount equal to the difference between (1) the investor’s pro rata share of the amount the Trust realizes on the sale and (2) the investor’s tax basis in its pro rata share of the gold that was sold. Although it is not entirely free from doubt, the Trust will treat the issuance of shares to the Sponsor as payment of the Sponsor’s Fee and/or reimbursement of the Trust’s expenses and/or liabilities as a taxable exchange by the Trust of the portion of the underlying gold represented by those shares and thus will also constitute a taxable event for investors. An investor’s tax basis in its share of any gold sold or exchanged by the Trust generally will be determined by multiplying the investor’s total basis in its share of all the gold held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of gold sold or exchanged and the denominator of which is the total amount of all the gold so held. After any such sale or exchange, an investor’s tax basis in its pro rata share of the gold remaining in the Trust will be equal to its tax basis in its share of the total amount of the gold held in the Trust immediately prior to the sale or exchange less the portion of that basis allocable to its share of the gold that was sold or exchanged.

On the sale of some or all of its shares, an investor will be treated as having sold the part of its pro rata share of the gold held in the Trust at that time that is attributable to the shares sold. Accordingly, the investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the shares and (2) the investor’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph.

If an investor redeems (which term, and its variations, as used in this section includes a surrender, and its variations, to the Trust by a Delivery Applicant of) some or all of its shares in exchange for, i.e., in order to take delivery of, the underlying gold (including American Gold Eagle Coins) represented by the redeemed shares, the exchange will generally not be a taxable event for the investor (except as noted below with respect to any Cash Proceeds). In addition, if an investor acquires its shares as part of the creation of a Basket by delivering to the Trust gold in specified denominations (e.g., unallocated gold), the subsequent redemption of its shares for gold delivered by the Trust in different denominations (e.g., LBMA gold in denominations of 350 to 430 Fine Ounces or 10 Ounce Bars of gold or coins) will not constitute a taxable event, provided that the amount of gold received on the redemption contains the equivalent metallic content of the gold delivered on the creation, less amounts accrued or sold to pay the Trust’s expenses and other charges. An investor’s tax basis in the gold received on a redemption generally will be the same as the investor’s tax basis in the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the redeemed shares. An investor’s holding period with respect to the gold received on a redemption should include the period during which the investor held the redeemed shares. A subsequent sale of the gold received by the investor will be a taxable event.

If an investor is entitled to any Cash Proceeds on the redemption of some or all of its shares, the investor will be treated as having sold the portion of its pro rata share of the gold held in the Trust equal in value to the Cash Proceeds.

An investor’s tax basis in its pro rata share of the gold held in the Trust immediately after any sale or redemption of less than all of the investor’s shares generally will equal (1) its tax basis in its share of the total amount of the gold held in the Trust immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the investor recognizes on the sale or, in the case of a redemption, is treated as the basis in the gold received by the investor in the redemption.

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Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by an individual, estate or trust (each referred to below as an “individual” unless the context requires otherwise) from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize (a maximum of 15% for a single individual with taxable income not exceeding $418,400 ($470,700 for married individuals filing jointly) and 20% for individuals with taxable income exceeding those respective amounts, which apply for 2017 and will be adjusted for inflation annually thereafter). For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of shares held for more than one year, or attributable to the Trust’s sale of any gold that the investor is treated (through ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income

An individual is required to pay a 3.8% tax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This tax is in addition to any other taxes due on that income. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing shares will be included in the investor’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of gold by the Trust (as discussed above), even though some or all of the sale proceeds are used by the Trustee to pay Trust expenses. An investor may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Investors who are individuals, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by U.S. Tax-Exempt Investors

Certain U.S. Investors (referred to in this paragraph as “U.S. Tax-Exempt Investors”) are subject to federal income tax only on their “unrelated business taxable income” (UBTI). It is expected that, unless a U.S. Tax-Exempt Investor incurs debt to purchase shares, it should not realize UBTI with respect to its pro rata share of the Trust’s income or gains. U.S. Tax-Exempt Investors should consult their own tax advisers regarding the federal income tax consequences of holding shares in light of their particular circumstances.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Code section 851 should consult with their own tax advisers concerning (1) the likelihood that an investment in shares, although they are a “security” within the meaning of the 1940 Act, may be considered an investment in the underlying gold for purposes of Code section 851(b) and (2) the extent to which an investment in shares might nevertheless be consistent with preservation of their qualification under that section.

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Investment by Certain Retirement Plans

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an IRA, or for a Tax-Qualified Account, is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax-Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The Trust has received a private letter ruling from the IRS that (1) the acquisition of shares by the trustee or custodian of an IRA or a Tax-Qualified Account will not constitute the acquisition of a collectible and (2) an IRA or such an account that owns shares will not be treated as having made a distribution to the IRA owner or plan participant under Code section 408(m) solely by virtue of owning those shares. (The facts and representations set forth and made in the request for that ruling remain true and complete at the date of this Prospectus). If a redemption of shares results in the delivery of gold to an IRA or Tax-Qualified Account, however, that delivery would constitute the acquisition of a collectible to the extent provided under that section. See also “ERISA and Related Considerations.”

Income Taxation of Non-U.S. Investors

A non-U.S. Investor generally will not be subject to federal income tax with respect to gain recognized on the sale or other disposition of shares, or on the sale of gold by the Trust, unless (1) the non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the non-U.S. Investor of a trade or business in the United States and certain other conditions are met. Non-U.S. Investors are advised to consult their own tax advisers as to the tax consequences, under the laws of any non-U.S. jurisdiction to which they are subject, of their purchase, holding, sale and redemption of or any other dealing in shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

Estate and Gift Tax Considerations for Non-U.S. Investors

Individuals who are neither citizens nor residents (as determined for federal estate and gift tax purposes) of the United States (collectively, Non-Residents) are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If shares are so considered, they would be includible in the U.S. gross estate of a Non-Resident investor; federal estate tax is imposed at rates of up to 40% of the fair market value of the U.S. taxable estate. In addition, the federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a Non-Resident investor who was resident in a country that has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For Non-Residents, the federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of shares might not be considered ownership of the underlying gold for this purpose, even to the extent that gold is held in custody in the United States. Instead, shares might be considered intangible property, and therefore they might not be subject to U.S. gift tax if transferred during the holder’s lifetime.

Non-Resident investors are urged to consult their own tax advisers regarding the possible application of federal estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Withholding

The Trustee will make information available that will enable brokers and custodians through which investors hold shares to prepare and file certain information returns with the IRS, and will provide certain tax-related information to investors, in connection with the Trust. To the extent required by applicable regulations, each investor will be provided with information regarding its allocable portion of the Trust’s annual income, deductions, gains and losses (if any). A U.S. Investor may be subject to federal backup withholding, at the rate of 28%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures; the amount of any backup withholding will be allowed as a credit against an investor’s federal income tax liability and may entitle an investor to a refund, provided that the required information is furnished to the IRS. A non-U.S. Investor may have to comply with certification procedures to establish that it is not a U.S. Investor, and some non-U.S. Investors will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, to avoid withholding.

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ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including IRAs and individual retirement annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or the Code, respectively (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA.

Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975 but may be subject to substantially similar rules under state or other federal law. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in shares.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due.

PLAN OF DISTRIBUTION

The Trust issues shares in Baskets only to Authorized Participants in exchange for deposits of gold on a continuous basis. As of the date of this Prospectus, the Trust has agreements with the following Authorized Participants: Virtu Financial BD LLC, Credit Suisse Securities (USA) LLC, and JP Morgan Securities, LLC. The Trust will not issue fractions of a Basket to Authorized Participants. Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial authorized participant is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

Investors that purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

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The Sponsor intends to qualify the shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investors’ state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor and Foreside Fund Services, LLC (Foreside) are parties to a Securities Activities and Services Agreement, as amended from time to time (the SASA), pursuant to which certain employees of the Sponsor are licensed as Registered Representatives of Foreside under FINRA rules. As Registered Representatives of Foreside, these persons are permitted to engage in marketing activities for the Trust in which they would otherwise not be permitted to engage. Under the SASA, Foreside receives compensation for these activities on behalf of the Trust which will not exceed $60,000 for the three-year period of this offering, as well as certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Trust, which will not exceed $7,500 for the three-year period of this offering. Therefore, the total amount payable to Foreside over the three-year offering period, including reimbursed expenses, will not exceed $67,500. Registered Representatives will also be paid for marketing and wholesaling services to the Trust. This amount will not exceed $120,000 over the three-year period of the offering, which is paid by the Sponsor. In no event may aggregate compensation from any source payable to underwriters, broker-dealers, or affiliates thereof for distribution-related services in connection with this offering exceed 10% of the gross proceeds of this offering.

The Sponsor and Van Eck Securities Corporation (VanEck) are parties to a Marketing Agent Agreement (the Marketing Agreement), pursuant to which VanEck provides assistance in the marketing of the shares, including participating in the development and preparation of marketing materials and additional web presence for the Trust. VanEck’s compensation for such services is based on the average daily net assets of the Trust during a calendar quarter not attributable to shares held by the Sponsor or its affiliates (Third Party Assets), and are capped at an amount equal to 10% of the gross proceeds to the Trust from sale of the shares. Any fees payable to VanEck are payable by the Sponsor from the Sponsor’s Fee. The Trust will not incur additional financial or other performance obligations pursuant to the Marketing Agreement. In satisfaction of a condition of the Marketing Agreement, the Trust’s name was changed effective October 26, 2015, to the Van Eck Merk Gold Trust and the shares to Van Eck Merk Gold Shares; on April 28, 2016, the Trust further changed its name to the VanEck Merk Gold Trust and the shares to the VanEck Merk Gold Shares. The Sponsor further agreed that if the Third Party Assets of the Trust equal or exceed $500 million, for such period as Merk Investments LLC (Merk) remains Sponsor of the Trust, VanEck may propose the rate of the Sponsor’s Fee to the Sponsor, which the Sponsor shall not unreasonably reject and shall timely adopt if reasonable, provided, VanEck acknowledges in the Marketing Agreement that only the formally appointed sponsor of the Trust shall have the right to set the Sponsor’s Fee at any time.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of shares in excess of 10% of the gross proceeds of the offering.

DESCRIPTION OF THE TRUST

The Trust

The Trust is governed by the Trust Agreement between the Sponsor and the Trustee, as amended from time to time. The Trust Agreement sets out the rights of the investors and the rights and obligations of the Sponsor and the Trustee. New York State law governs the Trust Agreement.

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The assets of the Trust consist primarily of gold held at the Custodian on behalf of the Trust. The gold held for the Trust or other gold obtained by the Sponsor by exchanging gold then held by the Trust will be delivered to Delivery Applicants in connection with the submission of shares to the Trust in exchange for delivery of physical gold. Gold will be sold: (1) to pay the expenses of the Trust not assumed by the Sponsor; and (2) if the Trust terminates and liquidates its assets. Gold will be delivered or sold as otherwise required by law or regulation. The sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses - and although it is not entirely free from doubt, the issuance of shares to the Sponsor as remuneration for its services and/or reimbursement of the Trust’s expenses and/or liabilities - will be a taxable event for investors. See “Federal Income Tax Consequences - Taxation of U.S. Investors.”

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the shares.

The number of outstanding shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed. The total amount of gold required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create shares is 500 Fine Ounces of gold per Basket. The number of Fine Ounces of gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the shares comprising a Basket will represent a decreasing amount of gold due to the issuance of shares, or the delivery or sale of the Trust’s gold, to pay the Sponsor’s Fee or the Trust’s expenses not assumed by the Sponsor.

The Trust has no fixed termination date.

The Trust’s Gold

The gold owned by the Trust will be comprised of London Bars and, for the limited purposes described herein, other gold and coins in connection with a surrender of shares by a Delivery Applicant. The Trust may hold London Bars (which vary in Fine Ounce content between 350 and 430 Fine Ounces) and, for the limited purposes described herein, also may obtain 10 Ounce Bars, 1 Ounce Bars, or other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67%.

To facilitate the exchange of shares for physical gold, the Sponsor may engage in over-the-counter transactions with precious metals dealers to exchange the Trust’s gold for gold of different specifications. The over-the-counter transactions may involve an exchange of unallocated gold for physical gold of the Delivery Applicant’s choice. The Sponsor typically will engage in such over-the-counter transactions to facilitate exchanging the Trust’s London Bars for physical gold of other specifications. Typically, gold of other specifications will be held by the Trust for only a limited amount of time in order to furnish such gold to the Delivery Applicant through the delivery method specified in the Delivery Application. The expense of conducting such over-the-counter transactions requested by the Sponsor are covered by the Exchange Fee paid by Delivery Applicants taking delivery of physical gold other than London Bars.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor of 0.40% of the net asset value of the Trust. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee; the fees and expenses of Foreside Fund Services, LLC; expenses reimbursable under the Custody Agreement; the precious metals dealer’s fees and expenses reimbursable under its agreement with the Sponsor; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and up to $100,000 per annum in legal expenses. The Sponsor also will pay the costs of the Trust’s organization and the initial sale of the shares, including applicable SEC registration fees.

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The Sponsor’s Fee will accrue daily based on the prior Business Day’s net asset value and will be payable in shares corresponding to the net asset value of the shares at the time of payment on a monthly basis in arrears. The fee will be paid by delivering that number of shares which equals the daily accrual of the Sponsor’s Fee for such prior month based on the net asset value of the shares on the first business day of the following month.

In addition to the Sponsor’s Fee, the Sponsor receives the Exchange Fee paid by Delivery Applicants in the exchange process. Such fees are used to recoup the expenses the Sponsor bears for over-the-counter transactions. The Sponsor may earn a profit on its fees.

From time to time, the Sponsor may waive all or a portion of the Sponsor’s Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to shares held by certain institutional investors subject to minimum share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case by case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

The Sponsor assumes certain extraordinary expenses which are not usually incurred during the normal course of business, such as litigation expenses, subject to a total of $100,000 per annum in legal expenses. Extraordinary expenses of the Trust that are not assumed by the Sponsor may be paid by the Sponsor at its sole discretion and reimbursed by the Trust in shares corresponding to the value of gold at the time of reimbursement. Otherwise, the Trustee will, when directed by the Sponsor, and, in the absence of such direction, in its discretion, sell gold in such quantity and at such times as may be necessary to permit payment in cash of the Trust’s extraordinary expenses not assumed by the Sponsor. The Trustee is authorized to sell gold as directed by the Sponsor or otherwise at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than gold. Accordingly, the amount of gold to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of gold. The Custodian may purchase from the Trust, at the request of the Trustee, gold needed to cover Trust expenses not assumed by the Sponsor at the price used by the Trustee to determine the value of gold held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest.

The Sponsor’s Fee for the year ended January 31, 2017 was $532,642.

Valuation of Gold and Computation of Net Asset Value

On each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 PM, New York time, the Trustee will value the gold held by the Trust and will determine the net asset value of the Trust, as described below.

The net asset value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities.

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All gold is valued based on its Fine Ounce content, calculated by multiplying the weight of gold by its purity; the same methodology is applied independent of the type of gold held by the Trust; similarly, the value of up to 430 Fine Ounces of unallocated gold the Trust may hold is calculated by multiplying the number of Fine Ounces with the price of gold determined by the Trustee as follows. The Trustee values the gold held by the Trust on the basis of the price of a Fine Ounce as set by the afternoon session of the twice daily fix of the price of a Fine Ounce which starts at 3:00 PM London, England time and is performed by the ICE Benchmark Administration as an independent third-party administrator for the LBMA. If no LBMA PM Gold Price is made on a particular evaluation day, the gold price from that day’s LBMA AM Gold Price will be used in the determination of the net asset value of the Trust or, if such day’s LBMA AM Gold Price is not available, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price. If the Sponsor determines that such price is inappropriate as a basis for evaluation, it shall identify an alternative basis to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different publicly available price which the Sponsor determines fairly represents the commercial value of the Trust’s gold. Once the value of gold has been determined, the Trustee will subtract all estimated accrued but unpaid fees, expenses and other liabilities of the Trust from the total value of gold and any other assets of the Trust (other than any amounts credited to the Trust’s reserve account), including cash, if any. The resulting figure is the net asset value of the Trust. The Trustee will also determine the net asset value per share by dividing the net asset value of the Trust by the number of the shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any shares deemed created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination by the Sponsor as to the price to be used to evaluate gold, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The net asset value of the Trust is used to compute the Sponsor’s Fee, and the Trustee will subtract from the net asset value of the Trust the amount of accrued Sponsor’s Fee. The Trust will issue shares to pay the Sponsor’s Fee and reimburse the Sponsor for expenses that the Sponsor has paid on the Trust’s behalf. Should the need arise for the Trust to sell gold for expenses the Sponsor does not pay, the purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of gold. Gold not needed to redeem Baskets, or to cover the Trust expenses not assumed by the Sponsor, is held in physical form by the Custodian (other than up to 430 Fine Ounces of gold which may be held by the Custodian on an unallocated basis at the end of each business day). As a result of the recurring issuance of shares necessary to pay the Sponsor’s Fee in-kind and potential sales of gold to pay in cash the Trust expenses not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of physical gold represented by each share will decrease over the life of the Trust. New deposits of gold, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the payment by the Trust of the Sponsor’s Fee in shares of the Trust. It assumes that the price of gold will remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of gold represented by each share.

	Year 1	Year 2	Year 3
Hypothetical gold price per ounce	$1,000.00	$1,000.00	$1,000.00
Sponsor’s Fee	0.40%	0.40%	0.40%
Shares of trust, beginning	1,000,000	1,004,016	1,008,048
Ounces of gold in trust, beginning	10,000	10,000	10,000
Beginning net asset value of the Trust	$10,000,000.00	$10,000,000.00	$10,000,000.00
Shares to be issued and delivered to cover the Sponsor’s Fee	4,016	4,032	4,048
Ending NAV per share	$9.96	$9.92	$9.88

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Termination of the Trust

The Trustee will notify investors at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	The Trustee is notified that the shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

●	Investors acting in respect of at least 75% of the outstanding shares notify the Trustee that they elect to terminate the Trust;

●	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of such Commission determination;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

●	the aggregate market capitalization of the Trust, based on the closing price for the shares, is less than $350 million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time more than 18 months after the Trust’s formation, and the Trustee receives, within six months after the last trading date on which such capitalization (as so based) was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the shares, and the Sponsor has not identified another depository that is willing to act in such capacity.

If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of the Trust Agreement are required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Sponsor of a succeeding Sponsor (which appointment is subject to the prior written consent of the Trustee, which shall not be unreasonably withheld), the Trustee may do any one or more of the following: (i) appoint a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor under the Trust Agreement by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; (ii) agree to act as Sponsor under the Trust Agreement without appointing a successor Sponsor and without terminating the Trust Agreement; or (iii) terminate and liquidate the Trust and distribute its remaining assets pursuant to the Trust Agreement. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to the preceding sentence.

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On and after the date of termination of the Trust, the Trustee shall not accept any deposits of gold after the date of termination. If any shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of shares, shall not make any distributions to investors, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell gold as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for shares surrendered to the Trustee by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of shares, any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 60 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement pursuant to the Sponsor’s direction, or, if the Sponsor fails to provide such direction, as the Trustee determines and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the investors that have not theretofore surrendered their shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to deliver to investors against the surrender of their shares their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any investor. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the investors will not become effective as to outstanding shares until 30 days after notice of such amendment is given to the investors. Notwithstanding the foregoing, the Sponsor may increase or decrease the Sponsor’s Fee upon 3 business days’ prior notice being posted on the website of the Trust and upon 3 business days’ prior notice being given to the Trustee. Every investor, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law. The Trustee and Sponsor amended the Trust Agreement effective October 26, 2015, to effectuate the name change of the Trust to the Van Eck Merk Gold Trust, and again effective April 28, 2016, to change the name of the Trust to the VanEck Merk Gold Trust.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for shares) and the investors under the Trust Agreement, are governed by New York State law. The Sponsor, the Trustee, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each investor by the acceptance of a share consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

Fiscal Year

The fiscal year of the Trust will initially be the period ending January 31 of each year. The Sponsor may select an alternate fiscal year.

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Not a Regulated Commodity Pool

The Trust does not trade in gold futures contracts on COMEX or on any other futures exchange. Because the Trust does not trade in gold futures contracts on any futures exchange, the Trust is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in gold futures contracts on regulated futures exchanges.

Other Methods of Investing in Gold

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust.

DESCRIPTION OF THE SHARES

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of shares. The Trustee will create shares in Baskets (a Basket equals a block of 50,000 shares) only upon the order of an Authorized Participant. The shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value. The Trust also may issue shares to compensate and reimburse the Sponsor in shares rather than in cash.

Investors may obtain gold pricing information based on the spot price for a Fine Ounce from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from gold bullion dealers. In addition, the Trust’s website (www.merkgold.com) will provide pricing information for gold spot prices and the shares. Market prices for the shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Trust will be published by the Sponsor on each day that the NYSE Arca is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional shares.

Description of Limited Rights

The shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As an investor, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All shares are of the same class with equal rights and privileges. Each share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The shares are entitled to be redeemed or exchanged for gold as described in this Prospectus. The shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single shares.

Redemption of and Taking Delivery of Physical Gold in Exchange for the Shares

The shares may be redeemed by or through an Authorized Participant in Baskets. Investors may also take delivery of physical gold in exchange for their shares. See “Creation and Redemption of Shares by Authorized Participants” and “Taking Delivery of Physical Gold” for details.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust - Termination of the Trust.” Investors of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

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Voting Rights

Under the Trust Agreement, investors have no voting rights, except in limited circumstances. However, registered holders of at least 25% of the shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the shares have the right to require the Trustee to terminate the Trust Agreement. In addition, certain amendments to the Trust Agreement require advance notice to the investors before the effectiveness of such amendments, but no investor vote or approval is required for any amendment to the Trust Agreement.

Book-Entry Form

Individual certificates will not be issued for the shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the shares outstanding at any time. Under the Trust Agreement, investors may only hold shares through (1) DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares constituting a Basket.

THE SPONSOR

The Sponsor, Merk Investments LLC, is a Delaware limited liability company. The Sponsor’s mailing address is 555 Bryant Street, #455, Palo Alto, California 94301. The Sponsor has provided investment advisory services to mutual funds since 2005. As of March 31, 2017, the Sponsor had approximately $281 million of assets under management. The Sponsor’s role is discussed below, and it has undertaken the responsibilities set forth below.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on the NYSE Arca. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses; the Custodian’s fee; the fees and expenses of Foreside Fund Services, LLC and other marketing expenses; expenses reimbursable under the Custody Agreement; the precious metals dealer’s fees and expenses reimbursable under its agreement with the Sponsor; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and up to $100,000 per annum in legal expenses. The Sponsor is paid in shares in lieu of cash.

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The Sponsor will not exercise day-to-day oversight over the Trustee or the other service providers to the Trust. The Sponsor may remove the Trustee and appoint a successor Trustee (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million), (2) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (3) if the Trustee fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding the proposed amendment. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to direct the Trustee to appoint any new or additional Custodian that the Sponsor selects.

The Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the shares; (3) will maintain the Trust’s web site; (4) may engage in over-the-counter transactions with a precious metals dealer to exchange the Trust’s gold for gold of different specifications as requested by a Delivery Applicant in a Delivery Application; (5) may provide instructions for assaying gold, and other instructions relating to custody of the Trust’s gold, as necessary; (6) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement); and (7) will review Delivery Applications from Delivery Applicants wishing to take delivery of physical gold for their shares and coordinate the delivery of physical gold to the Delivery Applicants.

The Sponsor periodically engages in over-the-counter transactions to exchange London Bars for physical gold of other specifications as discussed in “Description of the Trust - The Trust’s Gold.” The Sponsor engages in such transactions pursuant to instructions from a Delivery Applicant who request 10 Ounce Bars, 1 Ounce Bars and gold coins in exchange for their shares. The Sponsor pays for such conversion but seeks to recover these costs by charging an Exchange Fee to Delivery Applicants exchanging shares for physical gold. The Exchange Fee will not exactly reflect the actual cost of conversion to the Sponsor and may reflect a markup to compensate the Sponsor for the risk the Sponsor is taking on by exchanging physical gold for physical gold other than London Bars before knowing investor demand for delivery or market conditions at the time investor demand for delivery changes. The Sponsor selects the precious metals dealers with whom it seeks to exchange the Trust’s physical gold.

Liability of the Sponsor and Indemnification

The Trust Agreement provides that the Sponsor will not assume any obligation nor shall be subject to any liability to any registered owner of shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that the Sponsor agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the member(s) of the Sponsor are not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the member(s) of the Sponsor. The Sponsor or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Sponsor will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

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The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreement and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or such other agreement. Such indemnity shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust’s assets. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the investors and, in such event, the reasonable legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on information provided by the Trustee from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Sponsor’s Liability for Precious Metals Dealer

The Sponsor is responsible for the selection of the precious metals dealer and reviews and approves the terms of any agreement with the precious metals dealer pursuant to which London Bars are exchanged to physical gold of other specifications. The Sponsor has no duty to monitor the actions of the precious metals dealer and is not responsible for the default or misconduct of the precious metals dealer if the precious metals dealer was selected by the Sponsor with reasonable care. Subject to the preceding sentence, the Sponsor has no liability for (1) any loss or damage resulting (A) from the actions or omissions of, or the insolvency of, any precious metals dealer, or (B) to gold while in the possession of, or in transit to or from, any precious metals dealer, (2) the amount, validity or adequacy of insurance maintained by any precious metals dealer, or (3) any defect in gold acquired by the Trust from any precious metals dealer or failure of such gold to conform to the London Good Delivery Standards or the other requirements for physical gold set forth in the Trust Agreement. The Sponsor is not liable for a failure to deliver the maximum number of Fine Ounces represented by the shares delivered by a Delivery Applicant in exchange for physical gold. In no event will the Sponsor’s liability for the acts or omissions of the precious metals dealer for a particular transaction exceed the value of the gold delivered to the precious metals dealer for the transaction, with the value determined by reference to the LBMA PM Gold Price for the Share Submission Day applicable to the transaction.

Suspension of Delivery of Physical Gold to Delivery Applicants

The delivery of physical gold shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations with respect to the delivery of shares by Delivery Applicants in exchange for physical gold.

Management of the Sponsor

The manager and executive officer of the Sponsor with policy-making functions is Axel Merk, President, Chief Investment Officer and Manager of Merk Investment LLC, who has served in such roles since the Sponsor’s inception in December 2000. Mr. Merk oversees and directs the Sponsor’s business and operations, including its fulfillment of its obligations to the Trust. Mr. Merk does not hold a position with the Trust. Mr. Merk founded Merk Investments AG in 1994, and served as Chief Investment Officer from 1994 to 2001, during which time he provided investment advisory services. In October 2001, Merk Investments AG transferred its advisory functions to the Sponsor, where Mr. Merk continues to provide advisory services and, since 2005, manages a family of currency mutual funds. Mr. Merk earned a B.A. in Economics (magna cum laude) and a M. Sc. in Computer Science from Brown University in 1991 and 1992, respectively. Mr. Merk is 47 years old.

Other than Mr. Merk, no other officer of the Sponsor performs a policy-making function in relation to the Trust. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any executive officer, manager, promoter or control person of the Sponsor during the past ten years.

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Beneficial Ownership of Shares By Sponsor Affiliate

As of April 28, 2017, the Sponsor and certain affiliates, including Merk Hard Currency Fund, held a combined 11.34% of the issued and outstanding shares:

Name and Address of Beneficial Owners(1)	Amount and Nature of Shares Beneficially Owned
	Number	Percentage
Merk Investments LLC; Merk Hard Currency Fund	1,173,785	11.34%

(1)

Beneficial ownership is as of April 28, 2017. Of the 1,173,785 shares being reported on, 405,985 shares (the “Sponsor Shares”) are held by Merk Investments LLC (the “Sponsor”) and the remaining 767,800 shares (the “Fund Shares”) are held by the Merk Hard Currency Fund (the “Fund”). The Sponsor holds sole voting and sole dispositive power over the Sponsor Shares. The Fund and the Sponsor, as investment advisor and manager of the Fund, share voting power over the Fund Shares. The Sponsor, as investment advisor and manager of the Fund, holds sole dispositive power over the Fund Shares. The Sponsor and the Fund disclaim beneficial ownership of the Fund Shares. The Sponsor’s address is 555 Bryant St #455, Palo Alto, California 94301, and the Fund’s address is P.O. Box 558, Portland, Maine 04112.

Successor Sponsors

The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in “Description of the Trust - Terminating the Trust” above.

The Marketing Agreement between the Sponsor and VanEck grants VanEck the right to elect to replace Merk as sponsor of the Trust under specific qualifying circumstances, subject to the execution and consummation of definitive agreements addressing all regulatory requirements applicable to such transaction and satisfaction of such requirements, and announcement and related reporting at such time. VanEck has a right of first refusal for the purchase of the sponsorship of the Trust, and all rights attributable thereto, upon the earlier of a commitment for a change of control of Merk or 15 years from the date of the Marketing Agreement. VanEck may also elect to become the sponsor of the Trust upon the earlier of the Trust’s average daily net assets during a calendar quarter not attributable to shares held by the sponsor or its affiliates equaling $500 million, or VanEck’s compensation under the fee provisions of the agreement reaching an amount equal to 10% of the gross proceeds to the Trust from sale of the shares.

THE TRUSTEE

The Bank of New York Mellon (BNYM), a banking corporation organized under New York State law with trust powers, serves as the Trustee. BNYM has a trust office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, net asset value of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from BNYM. A copy of the Trust Agreement is available for inspection at BNYM’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of at least $150 million.

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The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include: (1) valuing the Trust’s gold and calculating the net asset value per share of the Trust, (2) supplying inventory information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of unallocated gold transferred to the Trust in connection with each issuance of Baskets; (5) cooperating with the Sponsor, the Custodian and the precious metals dealer in connection with the delivery of physical gold to Delivery Applicants in exchange for their shares; (6) issuing and allocating shares to the Sponsor in lieu of paying the Sponsor’s Fee in cash; (7) issuing and allocating shares to the Sponsor to reimburse cash payments owed by the Trust, but undertaken by the Sponsor; (8) selling the Trust’s gold pursuant to the Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor; (9) holding the Trust’s cash and other financial assets, if any; (10) when appropriate, making distributions of cash or other property to investors; and (11) receiving and reviewing reports on the custody of and transactions in the Trust’s gold from the Custodian and taking such other actions in connection with the custody of gold as the Sponsor instructs. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint any replacement Custodian selected by the Sponsor in accordance with the Trust Agreement. Under the agreement with the Custodian, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may visit the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian.

The Trustee intends to regularly communicate with the Sponsor in connection with the administration of the Trust. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust. The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trustee will keep proper books of registration and transfer of shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is an investor at all reasonable times during the usual business hours of the Trustee. The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any investor.

Qualifications of the Trustee

The Trust Agreement provides that the Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the shares and (3) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the Code to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee-Limitation on Trustee’s liability” and “The Trustee-Trustee’s Liability for Custodial Services, Precious Metals Dealer and Agents.”

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Limitation on Trustee’s Liability

The Trust Agreement provides that the Trustee will not assume any obligation nor shall be subject to any liability to any registered or beneficial owner of shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor, a Custodian or any entity acting on behalf of either which the Trustee believes is given pursuant to or is authorized by the Trust Agreement or a Custody Agreement, respectively; (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement) and (3) from or on behalf of any Delivery Applicant that the Trustee believes is given pursuant to or is authorized by a Delivery Application that has been pre-approved by the Sponsor. In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control.

The Trustee will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets. The Trustee shall not be liable for a failure to deliver the maximum number of Fine Ounces represented by the shares delivered by the Delivery Applicant in exchange for physical gold.

Trustee’s Liability for Custodial Services, Precious Metals Dealer and Agents

The Trust Agreement provides that the Trustee will not be answerable for the default of the Custodian, or any other custodians employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian or any subcustodian of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (which may include affiliates of the Trustee or of the Sponsor) and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians or vaults for the custody of gold and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust without reduction on the compensation due the Trustee for its services as such. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, any custodian or loss or damage to the gold while in the possession of, or in transit to or from, any custodian, (ii) the amount, validity or adequacy of insurance maintained by any custodian, (iii) any defect in gold held by a custodian, (iv) any failure of the gold to confirm to the requirements of London Bars or (v) any failure of the gold to confirm to a description thereof provided by a custodian to the Trustee or a Delivery Applicant.

The Trustee is not responsible for the selection of the precious metals dealer or the terms of any agreement pursuant to which the precious metals dealer is engaged. The Trustee has no duty to monitor the actions of the precious metals dealer nor any responsibility for the terms or execution of any agreement related to over-the-counter transactions between the Sponsor and the precious metals dealer. The Trustee has no liability for (1) any loss or damage resulting (A) from the actions or omissions of, or the insolvency of, any precious metals dealer, or (B) to gold while in the possession of, or in transit to or from, any precious metals dealer, (2) the amount, validity or adequacy of insurance maintained by any precious metals dealer, or (3) any defect in physical gold acquired by the Trust from any precious metals dealer or failure of such physical gold to conform to the requirements for London Bars or the other requirements for physical gold set forth in the Trust Agreement.

Taxes

Under the Trust Agreement, the Trustee will not be personally liable for any taxes or other governmental charges imposed on the gold or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or on it as Trustee or on or in respect of the Trust or the shares that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets, and the payment of such amounts shall be secured by a lien on the Trust.

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Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), effecting instructions given by a Delivery Applicant pursuant to a Delivery Application or given by a DTC participant acting on behalf of a Delivery Applicant, any act or omission of the precious metals dealer or otherwise by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, effecting such Delivery Applicant instructions or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement or in effecting such Delivery Applicant instructions. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expenses or related claim. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

Under the Trust Agreement, the Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of investors under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of investors pursuant to the terms of the Trust Agreement.

Protection for Amounts Due to Trustee

The Trustee is entitled to receive from the Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses in accordance with a written agreement between the Sponsor and the Trustee. Should the Sponsor fail to pay such fees and expenses, the Trustee is authorized to charge such fees and expenses to the Trust, in an amount not exceeding the amount that could be charged to the Trust in respect of the Sponsor’s Fee (and the Trustee may charge such fees and expenses to the Trust to such extent without regard to whether, because of the Sponsor’s default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amounts paid to the Sponsor pursuant to the Trust Agreement shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust for the Sponsor’s Fee without giving effect to any fee waiver then in effect, prior to the interest of the Sponsor, the investors and any other person.

The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties under the Trust Agreement, including the reasonable fees and disbursements of its legal counsel and expenses identified in any Custody Agreement as payable by the Trustee, other than (1) amounts payable by the Sponsor to the Trustee as described in the preceding paragraph, (2) expenses and disbursements incurred by the Trustee prior to the commencement of the trading of shares on the NYSE Arca and (3) fees of agents for performing services the Trustee is required to perform under the Trust Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

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Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of investors pursuant to the Trust Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the investors, shall be deductible from, and constitute a lien on, the assets of the Trust.

Holding of Trust Property Other Than Gold

All moneys held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such held monies shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee and of the Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than gold or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Trustee has received actual and timely notice of the same.

Resignation, Discharge or Removal of Trustee; Successor Trustees

Under the Trust Agreement, the Trustee may at any time resign as Trustee by written notice of its election to do so and delivery of such notice to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or investors acting on behalf of at least 25% of the outstanding shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the investors, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the shares; (2) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

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If the Trustee resigns or is removed, the Sponsor, acting on behalf of the investors, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the investors, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the registered owners of shares, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the registered owners of all outstanding shares. The Sponsor or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the investors.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN

JPMorgan serves as the Custodian for the Trust. The Custodian is a national banking association organized under the laws of the United States. The Custodian is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. The Custodian’s office is located at 25 Bank Street, Canary Wharf, London E14 SJP. In addition to supervision and examination by the federal banking authorities, London custodian operations are generally subject to supervision by the FSA.

The Custodian’s Role

The Custodian is responsible for holding the Trust’s allocated gold as well as receiving and converting allocated and unallocated gold on behalf of the Trust. Unless otherwise agreed between the Trustee (as instructed by the Sponsor) and the Custodian, physical gold must be held by the Custodian at its London vault premises. At the end of each business day, the Custodian will hold no more than 430 Fine Ounces of unallocated gold for the Trust, which corresponds to the maximum Fine Ounce weight of a London Bar. The Custodian converts the Trust’s gold between allocated and unallocated gold when: (1) Authorized Participants engage in creation and redemption transactions with the Trust; (2) gold is sold to pay Trust expenses; or (3) physical gold is converted into unallocated form to facilitate the exchange of shares by a Delivery Applicant for gold. The Custodian will facilitate the transfer of gold in and out of the Trust through the unallocated gold accounts it may maintain for each Authorized Participant and the precious metals dealer and through the unallocated gold accounts it will maintain for the Trust. The Custodian is responsible for allocating specific bars of gold to the Trust Allocated Account.

The Custodian will provide the Trustee with regular reports detailing the gold transfers in and out of the Trust Unallocated Account with the Custodian and identifying the gold bars held in the Trust Allocated Account.

The Custodian’s fees and expenses are to be paid by the Sponsor. The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell gold or shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Trustee, on behalf of the Trust, has entered into the Custody Agreement with the Custodian, under which the Custodian maintains the Trust Unallocated Account and the Trust Allocated Account.

Pursuant to the Trust Agreement, if, upon the resignation of the Custodian, there would be no custodian acting pursuant to the Custody Agreement, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreement(s) approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and the custody agreement(s) shall not be materially altered without its consent). When directed by the Sponsor, and to the extent permitted by, and in the manner provided by, the Custody Agreement, the Trustee shall remove the Custodian and appoint a substitute or additional custodian or custodians selected by the Sponsor. After the entry into the Custody Agreement(s), the Trustee shall not enter into or amend any Custody Agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s gold held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into a Custody Agreement in form and substance approved by the Sponsor.

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Under the Trust Agreement, the Sponsor is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the investors. Under the Custody Agreement, the Custodian has agreed to permit physical gold auditors access to its premises during normal business hours to examine the gold held for the Trust and such records as they reasonably require. The Trustee has no obligation to monitor the activities of the Custodian other than to receive and review such reports of the gold held for the Trust by such Custodian and of transactions in gold held for the account of the Trust made by such Custodian pursuant to the Custody Agreement.

When instructed by the Sponsor, the Trustee will take action to remove gold from one custodian to another custodian selected by the Sponsor. In connection with such transfer of physical gold, the Trustee will, at the direction of the Sponsor, cause the physical gold to be weighed or assayed. The Trustee shall have no liability for any transfer of physical gold or weighing or assaying of delivered physical gold as directed by the Sponsor, and in the absence of such direction shall have no obligation to effect such a delivery or to cause the delivered physical gold to be weighed, assayed or otherwise validated.

Description of the Custody Agreement

The Trustee has entered into the Custody Agreement with the Custodian on the Trust’s behalf. The Custody Agreement establishes the Trust Unallocated Account and the Trust Allocated Account with the Custodian and defines the Custodian’s responsibilities to the Trust.

Reports

The Custodian will provide the Trustee with reports for each London business day identifying (1) the credits and debits of gold to the Trust Allocated Account and (2) sufficient information to identify each bar of physical gold held in the Trust Allocated Account. The Custodian will provide notification to the Trustee on each London business day that gold is deposited or withdrawn from the Trust Unallocated Account of (1) each separate transaction transferring gold to the Trust Unallocated Account, (2) the amount of gold transferred from the Trust Unallocated Account, and (3) the amount of any remaining gold in the Trust Unallocated Account, and the Custodian will use commercially reasonable efforts to send the notification by 9:00 AM (New York time). The Custodian will also provide the Trustee with daily statements of account for the Trust Unallocated Account and the Trust Allocated Account within a reasonable time after the end of each London business day. Under the Custody Agreement, a “business day” generally means any day that is a “London Business Day,” when commercial banks generally and the London gold market are open for the transaction of business in London. The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Unallocated Account that are to occur on a London business day, and all end of business day account balances in the Trust Unallocated Account, are stated as of the close of the Custodian’s business on such London business day.

Transfers into the Trust Unallocated Account

The Custodian will credit to the Trust Unallocated Account the amount of gold it receives from an Authorized Participant’s unallocated account. Additionally, in the ordinary course, the only gold the Custodian will accept for credit to the Trust Unallocated Account is gold that has transferred from an Authorized Participant’s unallocated account or from the Trust Allocated Account.

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Transfers from the Trust Unallocated Account

The Custodian will arrange for the transfer of gold from the Trust Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of gold from the Trust Unallocated Account may only be made (1) by transferring gold to an Authorized Participant’s unallocated account, (2) by transferring gold to the Trust Allocated Account, (3) by transferring gold to a precious metals dealer’s unallocated account to facilitate a Delivery Applicant taking delivery of gold other than London Bars or by transferring gold to acquire London Bars to facilitate a Delivery Applicant taking delivery of London Bars, (4) the collection of physical gold from the Custodian at its vault premises or such other location as the Custodian may direct, at the Trust’s expense and risk, or (5) by transfer to an account maintained by the Custodian or a third party on an unallocated basis in connection with the sale of gold or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis, with transfers under clause (5) to include transfers made in connection with a sale of gold to pay extraordinary expenses of the Trust not paid by the Sponsor or on the liquidation of the Trust. Any gold made available in physical form by the Custodian will be in a form that complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body that apply to such gold or in such other form as may be agreed between the Trustee and the Custodian, and, unless specifically selected by the Trustee, in all cases will comprise one or more whole gold bars selected by the Custodian.

The Custodian shall identify bars of a weight most closely approximating, but not exceeding, the balance in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer gold to or from the Trust Unallocated Account or the Trust Allocated Account if, in the Custodian’s opinion, they are or may be contrary to the rules, regulations, practices and customs of the LBMA or the Bank of England or contrary to any applicable law. The Custodian may amend the procedures for transferring gold to or from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of gold to or from the Trust Unallocated Account or the Trust Allocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LBMA or a banking or regulatory association governing the Custodian. The Custodian will, whenever practical, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Trust Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account or the Trust Allocated Account. The Trust Unallocated Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. In the case where gold is lost or damaged, the Custodian’s liability under the Custody Agreement is further limited to the amount of the gold lost or damaged at the time such negligence, fraud or willful default is either discovered by the Custodian or notified to the Custodian by the Trustee.

Indemnity

The Trustee will, solely out of and to the extent of the Trust’s assets, indemnify and keep indemnified the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than value added taxes and expenses assumed by the Sponsor) that the Custodian may suffer or incur directly or indirectly in connection with the Custody Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

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Insurance

The Custodian (or one of its affiliates) will maintain such insurance as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses (including any relevant taxes) arising from the insurance policy or policies attributable to its relationship with the Trust. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism or other breakdowns or acts set forth in the Custody Agreement.

Termination

The Custody Agreement has an initial five year term and will automatically renew for successive five year terms unless otherwise terminated. The Trustee, upon instruction from the Sponsor, and the Custodian may each terminate any Custody Agreement for any reason or for no reason upon 90 days’ prior written notice. The Custody Agreement may also be terminated immediately upon written notice as follows: (1) by the Trustee, if the Custodian ceases to offer the services contemplated by the Custody Agreement to its clients or proposes to withdraw from the gold business, (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee, if the Sponsor determines in its view that the Custodian is insolvent or faces impending insolvency, (4) by the Trustee, if the Trust is to be terminated, or (5) by the Trustee or the Custodian, if the Custody Agreement ceases to be in full force and effect.

If arrangements acceptable to the Custodian for redelivery of the balance in the Trust Unallocated Account are not made, the Custodian may continue to store the Trust’s gold and charge for its fees and expenses payable under the Trust Allocated Account Agreement, and, after six months from the termination date, the Custodian may sell the Trust’s gold and account to the Trustee for the proceeds.

Governing Law

The Custody Agreement is governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

Inspection of Gold

Under the Custody Agreement, the Custodian will allow the Sponsor and the Trustee and their physical gold auditors (currently Inspectorate), access to its premises during normal business hours, to examine the physical gold and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

The Sponsor exercised its right to visit the Custodian’s premises and inspect the Trust’s gold and related records on September 16, 2016. Inspectorate International Limited, a leading commodity inspection and testing company, conducted physical gold audits of the Trust as of August 3, 2016, as well as of January 31, 2017.

FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The Trust’s Annual Report on Form 10-K for the year ended January 31, 2017 was filed on April 14, 2017 and may be accessed at www.sec.gov.

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The Sponsor is responsible for the registration and qualification of the shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the shares has been passed on for the Sponsor by K&L Gates LLP, which, as special federal income tax counsel to the Sponsor, has also rendered an opinion regarding the material federal income tax consequences relating to the shares.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Trust’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 have been audited by BBD, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This Prospectus is a part of a registration statement on Form S-3 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed or to be filed by the Trust are so incorporated by reference:

●	Annual Report on Form 10-K for the fiscal year ended January 31, 2017 as filed on April 14, 2017; and

●	The description of the Shares contained in the Registration Statement (File No. 001-36459) on Form 8-A filed with the SEC on May 14, 2014.

In addition, unless otherwise provided therein, any reports filed by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or upgrade, as applicable, any information included in, or incorporated by reference into this Prospectus. Certain statements in and portions of this Prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

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The Sponsor posts on its website for the Trust (www.merkgold.com) the Trust’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, as soon as reasonably practicable after the Sponsor, on behalf of the Trust, electronically files such material with, or furnishes it to, the SEC. The Trust’s website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus. The Trust will provide to each person, including any holder of Shares, to whom a Prospectus is delivered, a copy of any and all reports or documents that have been incorporated by reference in the Prospectus but which are not delivered with the Prospectus; copies of any of these documents may be obtained free of charge through the Trust’s website or by contacting the Trust, care of the Sponsor, at 555 Bryant Street, #455, Palo Alto, California 94301 or by telephone at (855) MRK-OUNZ.

You should rely only on the information contained in this Prospectus (including information which is incorporated by reference) or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, files quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“American Gold Eagle Coins” - American Gold Eagle gold coins (with a minimum fineness of 91.67%).

“Authorized Participant” - A person that, at the time of submitting to the Trustee an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank.

“Authorized Participant Agreement” - An agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit purchase orders to acquire Baskets and redemption orders to redeem Baskets under the Trust Agreement.

“Basket” - A block of 50,000 shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of shares comprising a Basket.

“Book Entry System” - The commercial book-entry system operated by the Federal Reserve Bank.

“Business Day” or “business day” - Any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

67

“Cash Proceeds” - The cash proceeds generated by the sale of gold represented by a Delivery Applicant’s shares in excess of the physical gold to be delivered to the Delivery Applicant.

“CFTC” - The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency” - Any clearing agency or similar system other than the Book Entry System or DTC.

“Code” - The Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” - The Commodity Exchange Act of 1936, as amended.

“Custodian” - JPMorgan Chase Bank, N.A., a national banking association, and any substitute or additional custodian of the Trust’s assets appointed by the Trustee at the direction of or as approved by the Sponsor as provided in the Trust Agreement.

“Custody Agreement” - Each of the Trust Unallocated Account Agreement and the Trust Allocated Account Agreement between the Trustee and the Custodian. Forms of the Trust Unallocated Account Agreement and the Trust Allocated Account Agreement appear as exhibits to the Trust Agreement.

“Delivery Applicant” - A beneficial owner who is not an Authorized Participant and wishes to surrender part or all of the shares he or she holds for the purpose of taking delivery of physical gold in the amount of Trust Property represented by those shares.

“Delivery Application” - A document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender shares on a Share Submission Day in exchange for an amount of physical gold up to the amount of gold represented by such shares on such Share Submission Day.

“Delivery Service Provider” - The conventional shipping carrier such as the U.S. Postal Service, Federal Express or United Parcel Service, or an armored transportation service engaged by or on behalf of the Delivery Applicant to transport physical gold requested by the Delivery Applicant to the Delivery Applicant.

“Delivery Fee” - The fee covering the cost of preparing and transporting physical gold from the Custodian or the precious metals dealer to the location specified by a Delivery Applicant in its Delivery Application.

“Depository” - DTC and any other successor depository of shares selected by the Sponsor as provided herein.

“DTC” - The Depository Trust Company, a limited purpose trust company organized under New York State law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“DTC Participant” - A participant in DTC, such as a bank, broker-dealer or trust company.

“ERISA” - The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” - NYSE Arca, the exchange on which the shares are principally traded, as specified from time to time by the Sponsor.

“Exchange Act” - The Securities Exchange Act of 1934, as amended.

“Exchange Fee” - A fee paid by Delivery Applicants to the Sponsor to compensate the Sponsor for services provided as part of the delivery process, including the cost to the Sponsor and the Trustee to process the Share Submission and the cost associated with the over-the-counter transactions to exchange gold for gold of different specifications. The Exchange Fee is paid in addition to the Sponsor’s Fee.

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“Fine Ounce” - An Ounce of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces).

“FINRA” - The Financial Industry Regulatory Authority.

“FSA” - The Financial Services Authority, an independent non-governmental body that exercises statutory regulatory power under the FSM Act.

“FSM Act” - The United Kingdom Financial Services and Markets Act 2000.

“Gold” or “gold” means physical gold or gold held on an unallocated basis.

“Indirect Participant” - A person that, by clearing securities through, or maintaining a custodial relationship with, a DTC participant, either directly or indirectly, has access to the DTC clearing system.

“Internal Control Over Financial Reporting” - A reporting requirement described in Rules 13a-15(f) and 15(d)-15(f) under the Exchange Act and focused on the establishment and adequacy of internal controls at companies subject to the reporting requirements of the Exchange Act.

“IRA” - Individual retirement account.

“IRS” - The Internal Revenue Service.

“LBMA” - The London Bullion Market Association, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, or its successor. The LBMA acts as the principal point of contact between the London bullion market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

“LBMA AM Gold Price” - The morning session of the twice daily fix of the price of a Fine Ounce, which starts at 10:30 AM London, England, time and is performed in London by the ICE Benchmark Administration as an independent third-party administrator for the LBMA.

“LBMA PM Gold Price” - The afternoon session of the twice daily fix of the price of a Fine Ounce, which starts at 3:00 PM London, England, time and is performed in London by the ICE Benchmark Administration as an independent third-party administrator for the LBMA.

“London Bar” - A gold bar meeting the London Good Delivery Standards. Also known as a London Good Delivery

“London Good Delivery Standards” - The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“Marketing Agreement” - The Marketing Agent Agreement dated October 22, 2015, as amended from time to time, between Merk and VanEck.

“Merk” - Merk Investments LLC.

“Non-U.S. Investor” - an investor that is not a U.S. Investor.

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“NYSE Arca” - The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“One Ounce Bar” or “1 Ounce Bar” - A gold bar containing one (1) Fine Ounce of gold.

“OTC” or “over-the-counter” - The global over-the-counter market for the trading of gold that consists of transactions in spot, forwards, and options and other derivatives.

“Ounce” - A one troy ounce, equal to 31.103 grams (1.0971428 ounces avoirdupois). “Avoirdupois” is system of weights used in the United States and Great Britain for goods other than precious metals, gems and drugs. In that system, a pound consists of 16 ounces and an ounce consists of 16 drams.

“Physical Gold” and “physical gold” - The physical gold bullion the Trust may hold, consisting of London Bars and other gold bars and coins, without numismatic value and with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and, solely for the limited purposes described herein, American Gold Eagle Coins.

“Plans” - Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Processing Fees” - The Exchange Fee and the Delivery Fee.

“Securities Act” - The Securities Act of 1933, as amended.

“Share Submission” - A binding and irrevocable request by a Delivery Applicant to take delivery of physical gold in exchange for shares based on instructions in the Delivery Application.

“Share Submission Day” - The date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Sponsor, causes its shares to be surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 PM (New York time) as designated in the Delivery Application.

“Share Submission Quantity” - The smallest whole number of shares representing an aggregate number of Fine Ounces greater than the Fine Ounce content of gold requested.

“Shares” - Units of fractional undivided beneficial interest in the Trust, which are issued by the Trust and named “VanEck Merk Gold Shares.”

“Sponsor” - Merk Investments LLC, a Delaware limited liability company, or its successor.

“Sponsor’s Fee” - The fee to compensate the Sponsor for its services as sponsor of the Trust, including its assumption of the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee, fees and expenses of Foreside Fund Services, LLC, expenses reimbursable under the Custody Agreement, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses.

“Ten Ounce Bar” or “10 Ounce Bar” - A gold bar containing ten (10) Fine Ounces of gold.

“Trust” - The VanEck Merk Gold Trust, a New York trust formed pursuant to the Trust Agreement.

“Trust Agreement” - The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian, as amended from time to time.

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“Trust Allocated Account” - The allocated gold account of the Trust established with the Custodian. The Trust Allocated Account will be used to hold the individually identified bars of gold deposited with the Trust.

“Trustee”- The Bank of New York Mellon (BNYM), a banking corporation organized under the laws of the State of New York with trust powers, or its successor.

“Trust Property” - The gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with the Custody Agreements, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement, including physical gold held by the precious metals dealer or the Custodian for the Trust prior to the delivery of the physical gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application.

“Trust Unallocated Account” - The loco London account maintained for the Trust by the Custodian or another account maintained for the Trust by a successor Custodian on an unallocated basis, as the case may be. The Trust Unallocated Account will be used to facilitate (1) the transfer of gold deposits and gold redemption distributions in connection with the creation and redemption of Baskets; (2) the exchange by the precious metals dealer of gold held by the Trust for physical gold requested by a Delivery Applicant; and (3) any sale of gold made by the Trust.

“Unallocated Account” - The unallocated account of the Trust, an Authorized Participant or the precious metals dealer established with the Custodian.

“unallocated basis” - Gold is said to be held in unallocated form when the person in whose name gold is so held is entitled to receive delivery of gold in the amount standing to the credit of that person’s account, but that person has no ownership interest in any particular gold that the custodian for financial assets maintaining the account owns or holds.

“U.S. Investor” - An investor who or that is (1) an individual who is treated as a citizen or resident of the United States for federal tax purposes; (2) a corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia; (3) an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in clauses (1), (2), or (3) have the authority to control all substantial decisions of the trust, or (5) an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

“VanEck” - Van Eck Securities Corporation.

“1940 Act” - The Investment Company Act of 1940, as amended.

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APPENDIX A

Delivery Application

Delivery Application - Taking Delivery of Gold

Investors interested in taking delivery of physical gold bullion in exchange for their shares in the Trust (Delivery Applicants) must submit a Delivery Application to the Sponsor. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange shares of OUNZ for Gold on the Share Submission Day and provides instructions to his or her broker-dealer to effect the exchange of shares for Gold. The Sponsor may reject any Delivery Application.

Fill in this Delivery Application online at www.merkgold.com

REQUIRED: Complete all sections in the Delivery Application

Step 1. File Delivery Application

●	Verify Type and Quantity of Gold

●	Wire the Processing Fee

●	Submit Delivery Application to Merk

●	Applicant Receives Pre-Approved Delivery Application from Merk

Step 2. Submit Pre-Approved Application to Broker

Step 3. Gold is Delivered to Applicant

Questions? Call Merk at 855-MRK-OUNZ

Delivery Application Instructions

Step 1. File Delivery Application

Verify that all the information is accurate within each section of the Delivery Application. Please visit the FAQ section of www.merkgold.com or contact Merk Investments LLC (Sponsor) at (855) MRK-OUNZ with any questions.

Once you have verified that all the information is accurate on the Delivery Application, you must wire the Processing Fee to the Sponsor using the instructions in Section D of the Delivery Application.

After the Processing Fee has been wired, you may submit the Delivery Application to the Sponsor for pre-approval. Please submit your Delivery Application online at www.merkgold.com/delivery, via fax to (650)745-7045 or by mail to:

Merk Investments LLC

Attn: VanEck Merk Gold Trust

44 Montgomery St., Suite 3730

San Francisco, CA 94104

Please allow 3 business days for processing once the Sponsor has received the Delivery Application. If the Sponsor approves the Delivery Application, the Sponsor will return the pre-approved Delivery Application to you by email at the email address specified in Section A. If you do not have an email address, please contact the Sponsor.

A-1

SECTION A

Complete Section A with current share owner information. Delivery Applicants not residing in the U.S. should contact the Sponsor to inquire about additional documents and information required to process the Delivery Application. Cash proceeds will generally be delivered to your broker through The Depository Trust Company.

SECTION B

A Delivery Applicant must specify the type and quantity of gold which the Delivery Applicant requests to receive in exchange for shares. Separate Delivery Applications are required for each type of gold the Delivery Applicant requests to receive.

No separate Delivery Fee is charged for delivery of gold coins and bars to destinations in the lower 48 States; a Delivery Fee may apply to the Delivery Applicant for deliveries of London Bars within, and gold bars and coins outside, of the lower 48 States.

SECTION C

The Trust will ship gold to a Delivery Applicant fully insured using accepted business practices for precious metals delivery that may include, amongst others, use of a conventional shipping carrier (e.g., U.S. Postal Service, Federal Express, United Parcel Service); or an armored transportation service.

A Delivery Applicant can utilize a shipping carrier only if insurance requirements can be met and the Delivery Applicant and the Sponsor agree on an acceptable delivery destination. Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses. Please contact Sponsor at 855-MRK-OUNZ to discuss the delivery method and location. London Bars will only be transported using Armored Transportation Service. The Sponsor may decline a Delivery Application if no delivery method or location is agreed upon. Please note that large shipments of gold may be delivered over multiple days.

SECTION D

Processing Fees include an Exchange Fee related to an exchange of shares for gold and, if applicable, a Delivery Fee related to the delivery of the gold to the Delivery Applicant. Please wire the Processing Fees before submitting the Delivery Application to the account specified in the Delivery Application (Section D). The Sponsor will only consider applications that are submitted together with the applicable Processing Fees. If any Delivery Application is rejected, the Processing Fees will be returned to the Delivery Applicant.

SECTION E

Please review SECTION E carefully, as this section limits a Delivery Applicant’s rights to make any complaint or objection concerning the shipment, delivery or receipt of the gold to be delivered to the Delivery Applicant for the Surrender of their shares.

SECTION F

All share owners must sign the Delivery Application.

Step 2. Submit Pre-Approved Delivery Application to Broker

Submit the pre-approved Delivery Application your broker to instruct them to execute the transaction. The Delivery Applicant must provide the pre-approved Delivery Application to his or her broker-dealer to effect the exchange of shares for gold. The Delivery Application will be used by your broker to verify the Delivery Applicant’s holdings and execute the transaction.

Step 3. Gold is Delivered to the Applicant

Delivery Applicant receives specified type and quantity of gold.

* * *

All fees are subject to change upon notice, which shall be published on the Trust’s website.

In times of increased volatility, the Exchange Fee may reference a more recent price of gold, which shall be published on the Trust’s website.

A-2

VANECK MERK GOLD TRUST DELIVERY APPLICATION

SECTION A

Delivery Applicant Information (Information must match brokerage account)

Full legal name (First, Middle, Last Name):
Email address:
Social Security or Taxpayer ID, DOB: <not displayed>
Address (Street, City, Zip): , , , , ,
Phone Number:

Provide your brokerage firm’s wiring instructions for Cash Proceeds

Brokerage firm where Shares are held: [ ]	DTC #
Bank: ; ABA
For Benefit Of: A/C#
For Further Credit to: A/C #

SECTION B

Share Submission Quantity and Processing Fees (Delivery Fee, if applicable)

Exchange Fee	Delivery Fee	Processing Fee (Exchange+Delivery Fee)	Approx. Cash Proceeds

Share Submission Quantity, Share Submission Day and Grace Period

TYPE OF GOLD: NUMBER OF BARS OR COINS:
SHARE SUBMISSION QUANTITY	SHARE SUBMISSION DAY:	Grace Period (filled in by Sponsor)
# of shares:

SECTION C

Delivery Address and Method

Contact at delivery address:
Address: ,
City:	State:	Zip:	Country: USA
Phone:	Delivery Method:

SECTION D

Processing Fee wire instructions

Bank: Citibank, New York; ABA #021 000 089	Processing Fee
For Benefit Of: Morgan Stanley Smith Barney, LLC A/C# 40611172
For Further Credit to: Merk Investments LLC A/C# 398 001 370
Reference: Delivery Application ____________________

SECTION E

Limitation on Claims Concerning Delivered Physical Gold

The Delivery Applicant will have five business days following the receipt of the gold to notify the Sponsor in writing of any complaints or objections concerning the shipment, delivery or receipt of the gold and, in the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the gold in full satisfaction of the gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the gold received by the Delivery Applicant.

SECTION F

Legal Shareholders Signatures

Signature(s)/co-signature (if applicable) and Date
SECTION G

Sponsor Pre-Approval

Sponsor Signature and Date	Application ID:

A-3

DELIVERY APPLICANT SHARE SUBMISSION FORM

The undersigned (“Delivery Applicant”), the beneficial owner of shares (“Shares”) of the VanEck Merk Gold Trust (“Trust”), which such Trust is listed on the NYSE Arca, Inc. under the ticker symbol “OUNZ” and CUSIP number 921078 101, requests and hereby instructs the irrevocable delivery of such Shares to the Trust in accordance with the attached pre-approved Delivery Application, subject to the terms and conditions set forth therein and the terms and conditions set forth in the Depositary Trust Agreement of the Trust, dated May 6, 2014, as it may be amended, restated or supplemented from time to time. Delivery shall be made to the DTC account of the Trustee, The Bank of New York Mellon, identified below, on the specified Share Submission Day or within the specified Grace Period. The Delivery Applicant represents that he/she/it is the beneficial owner of such Shares, and that such Shares are held on his/her/its behalf at (“Broker”). The Delivery Applicant authorizes the Trustee to rely on the instructions in and relating to this Delivery Applicant Share Submission Form received from the Broker.

Brokerage Account Information

Brokerage firm name where Shares are held: [ ]
Brokerage Firm (or Clearing Firm) DTC number:
Cash proceeds will be returned via DTC Special Payment Order (SPO Charge)

Account Number:

Share Submission Quantity and Share Submission Day

SHARE SUBMISSION QUANTITY	SHARE SUBMISSION DAY	Grace Period

DTC DELIVERY INSTRUCTION FOR THE BANK OF NEW YORK MELLON, AS TRUSTEE

Submit shares to:	Address:

VANECK MERK GOLD TRUST	The Bank of New York Mellon

Pre-Approval Code: *	VanEck Merk Gold Trust

DTC Number: 2209	111 Sanders Creek Parkway

East Syracuse, NY 13057

*See pre-approved Delivery Application

Each registered owner of the Account identified in Section A of the Delivery Application must sign their name exactly as it appears on the Account.

Legal Shareholders Signatures

Signature(s) and Date(s) Required
Date:
For Sponsor Use Only	Application ID:

A-4

Broker, by execution below, certifies that it is authorized to deliver this Delivery Applicant Share Submission Form to the Trust and agrees that, on behalf of the Delivery Applicant, it is irrevocably transferring the Shares designated herein to the Trust. Broker agrees that, upon acceptance of the Shares by the Trust, Broker shall have no further right, title or claim to such Shares and that the Trust will thereby acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and that such Shares are not subject to transferability restrictions, loan, pledge, repurchase or securities lending agreements or other arrangements which, under such circumstances, would preclude the delivery or transfer of such Shares to the Trust.

●	Broker must submit DWAC withdrawal by 4:00pm New York time on the Share Submission Day or within the Grace Period.

●	A copy of this Share Submission Form, properly completed, together with a copy of the pre-approved Delivery Application must be sent to the Trustee by facsimile (Fax No. (732) 667-9478) prior to the time the Shares are submitted. Shares which are submitted without the prior fax of a properly completed Share Submission Form and pre-approved Delivery Application will be rejected.

Broker instructs that the amount of gold specified in the attached Delivery Application be delivered to the Delivery Applicant at the address and by the method specified in the Delivery Application. Broker further instructs that any cash proceeds (representing the net proceeds of the sale of the number of fine ounces of gold evidenced by the Delivery Applicant’s tendered Shares which are in excess of the number of fine ounces of gold to be delivered to the Delivery Applicant) be delivered to the Broker by wire transfer pursuant to the instructions above.

In the event that Broker is informed by the Trustee that the delivery of Shares has been rejected, the Delivery Applicant hereby instructs Broker to accept re-delivery of the Shares from the Trustee.

●	Broker must submit DWAC receive by 4:00pm New York time on the business day the broker is so informed or, if the broker is so informed after 4:00pm on a business day, on the next following business day.

Broker Signature

Authorized signature(s) and Date(s) Required
Brokerage Firm Name: [ ]
Brokerage Firm Telephone:
Brokerage Firm Facsimile:
Brokerage Firm E-mail Address:

By:

Title:	Date:

For Sponsor Use Only	Application ID:
A verified: B confirmed: C confirmed: D fee received:	Pre-Approval code: Pre-Approval date: Pre-Approval communicated: PMD ack. Date	Delivery Method

A-5

VANECK MERK GOLD TRUST

43,326,134 VanEck Merk Gold Shares

PROSPECTUS

          , 2017

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered; these expenses have been and continue to be paid by the Sponsor. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee:

SEC registration fee*	$--
FINRA filing fee	--
Stock Exchange Listing fee	--
Printing and Engraving	--
Legal fees and expenses	35,000
Accounting fees and expenses	--
Transfer agent and registrar fees	--
Miscellaneous	3,000

*	Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the securities being registered will continue to be applied to such securities.

Item 14. Indemnification of Directors and Officers.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement or with respect to the review of any Delivery Application or any action to effect instructions of a Delivery Applicant pursuant to a Delivery Application, or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, any Delivery Application or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, any Delivery Application or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
4.1(a)	Form of Depositary Trust Agreement between Merk Investments LLC, as sponsor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 filed with Registration Statement No. 333-180868 on April 15, 2014)

4.1(b)	First Amendment To Depositary Trust Agreement, dated as of October 22, 2015, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust (incorporated by reference to Exhibit 4.1 filed with Current Report on Form 8-K on October 26, 2015)

4.1(c)	Second Amendment to the Depositary Trust Agreement, dated as of April 28, 2016, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust (incorporated by reference to Exhibit 4.1(c) filed with Annual Report on Form 10-K on April 29, 2016)

4.2	Form of Authorized Participant Agreement (incorporated by reference to Exhibit 4.2 filed with Registration Statement No. 333-180868 on March 20, 2014)

4.3	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depositary Trust Agreement)

5.1*	Opinion of K&L Gates LLP as to legality

8.1*	Opinion of K&L Gates LLP as to tax matters

10.1	Allocated Account Agreement between JPMorgan Chase Bank, N.A., as custodian, and The Bank of New York Mellon, solely in its capacity as trustee of the Merk Gold Trust, dated May 6, 2014 (incorporated by reference to Exhibit 10.1 filed with Registration Statement No. 333-180868 on May 7, 2014)

10.2	Unallocated Account Agreement between JPMorgan Chase Bank, N.A., as custodian, and The Bank of New York Mellon, solely in its capacity as trustee of the Merk Gold Trust, dated May 6, 2014 (incorporated by reference to Exhibit 10.2 filed with Registration Statement No. 333-180868 on May 7, 2014)

10.3	Transaction and Shipping Agreement by and between Merk Investments LLC, as sponsor of the Merk Gold Trust, and Coins ‘N Things Inc., dated May 2, 2014 (incorporated by reference to Exhibit 10.4 filed with Registration Statement No. 333-180868 on May 7, 2014)

10.4	Marketing Agent Agreement between Merk Investments LLC, as sponsor of the Trust, and Van Eck Securities Corporation, dated October 22, 2015 (incorporated by reference to Exhibit 10.1 filed with Current Report on Form 8-K on October 26, 2015)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of K&L Gates LLP (included as part of Exhibit 5.1)

23.3*	Consent of K&L Gates LLP (included as part of Exhibit 8.1)

*	Filed herewith.

(b) Financial Statement Schedules

Not applicable.

II-2

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 19th day of May, 2017.

MERK INVESTMENTS LLC Sponsor of the VanEck Merk Gold Trust

By:	/s/ Axel Merk
Axel Merk
President and Chief Investment Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following person in the capacities* and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Axel Merk	President and Chief Investment Officer	May 19, 2017
Axel Merk	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	The Registrant is a trust and the person is signing in his capacity as an officer of Merk Investments LLC, the Sponsor of the Registrant.

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